EXECUTION VERSION [[6412628]] UBS AG, STAMFORD BRANCH 600 Washington Boulevard Stamford, CT 06901 UBS SECURITIES LLC 1285 Avenue of the Americas New York, NY 10019 BANK OF AMERICA, N.A. BOFA SECURITIES, INC. One Bryant Park New York, NY 10036 BARCLAYS 745 Seventh Avenue New York, NY 10019 JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, NY 10179 BNP PARIBAS BNP PARIBAS SECURITIES CORP. 787 Seventh Avenue New York, NY 10019 HSBC BANK USA, NATIONAL ASSOCIATION HSBC SECURITIES (USA) INC. 66 Hudson Boulevard East New York, NY 10001 HSBC UK BANK PLC 1 Centenary Square, Birmingham, United Kingdom B1 1HQ MIZUHO BANK, LTD. 1271 Avenue of the Americas New York, NY 10020 SANTANDER BANK, N.A. 75 State Street Boston, MA 02109 CONFIDENTIAL August 2, 2024 Terex Corporation 45 Glover Avenue Norwalk, CT 06850 Attention of Julie A. Beck Chief Financial Officer Project Fort $795,000,000 Senior Secured Incremental Term Facility $800,000,000 Senior Secured Incremental Revolving Facilities $750,000,000 Senior Unsecured Bridge Facility Amended and Restated Commitment Letter Ladies and Gentlemen: This amended and restated commitment letter amends, restates and supersedes in its entirety that certain commitment letter dated July 21, 2024 (the “Original Commitment Letter”, and the date of the Original Commitment Letter, the “Original Commitment Letter Date”), among

2 [[6412628]] Terex Corporation, a Delaware corporation (the “Company” or “you”), UBS AG, Stamford Branch (acting through such of its affiliates or branches as it deems appropriate, “UBSAG”) and UBS Securities LLC (“UBS Securities” and, together with UBSAG and their respective affiliates, “UBS”). You have advised UBS, Bank of America, N.A. (“BANA”), BofA Securities, Inc. (“BofA Securities” and, together with BANA, “Bank of America”), Barclays Bank PLC (“Barclays”), JPMorgan Chase Bank, N.A. (“JPM”), BNP PARIBAS (“BNPP”), BNP Paribas Securities Corp. (“BNP Securities” and, together with BNPP, “BNP”), HSBC Bank USA, National Association (“HSBC Bank”), HSBC Securities (USA) Inc. (“HSBC Securities”), HSBC UK Bank PLC (“HSBC UK Bank” and, together with HSBC Bank and HSBC Securities, “HSBC”), Mizuho Bank, Ltd. (“Mizuho”) and Santander Bank, N.A. (“SBNA” and, together with UBS, Bank of America, Barclays, JPM, BNP, HSBC and Mizuho, collectively, the “Commitment Parties”, “we” or “us”) that you intend to consummate the Acquisition and the other Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Transaction Description, the Summaries of Principal Terms and Conditions attached hereto as Exhibit B and Exhibit C (Exhibit B and Exhibit C, collectively, the “Term Sheets”) or the Summary of Additional Conditions Precedent attached hereto as Exhibit D (such Exhibit D, together with this amended and restated commitment letter, the Transaction Description and the Term Sheets, collectively, the “Commitment Letter”). 1. Commitments. In connection with the Transactions, each of UBSAG, BANA, Barclays, JPM, BNPP, HSBC Bank, HSBC UK Bank, Mizuho and SBNA (collectively, the “Initial Lenders”) hereby commits to provide the principal amount of each Facility set forth opposite such Initial Lender’s name in Schedule 1 hereto, in each case upon the terms and subject to the conditions set forth or referred to in this Commitment Letter and, in the case of availability and funding thereof on the Closing Date (as defined below), subject only to the conditions set forth on Exhibit D hereto. The Company hereby represents and warrants that as of the date of the Commitment Letter, no Default or Event of Default has occurred and is continuing or would result from the incurrence of the Facilities. 2. Titles and Roles. You hereby appoint (a) each of UBS Securities, BofA Securities, Barclays, JPM, BNP Securities, HSBC Securities, Mizuho and SBNA to act, and each of UBS Securities, BofA Securities, Barclays, JPM, BNP Securities, HSBC Securities, Mizuho and SBNA hereby agrees to act, as a joint lead arranger and joint bookrunner for the Facilities (collectively, the “Lead Arrangers”), (b) UBSAG to act, and UBSAG hereby agrees to act, as sole and exclusive administrative and collateral agent for the Acquisition Term Facility, the Incremental Revolving Facilities and the other credit facilities under the Existing Credit Agreement (the “Senior Facilities”), as successor administrative agent and collateral agent to Credit Suisse AG, Cayman Islands Branch, and (c) UBSAG to act, and UBSAG hereby agrees to act, as sole and exclusive administrative agent for the Bridge Facility, in each case upon the terms and subject to the

3 [[6412628]] conditions set forth or referred to in this Commitment Letter. You agree that (i) UBS will have “left” placement in any and all marketing materials or other documentation used in connection with the Facilities, (ii) Bank of America, Barclays and JPM will appear immediately to the right of UBS, in alphabetical order, in any and all marketing materials or other documentation used in connection with the Facilities and (iii) the other Lead Arrangers will be listed immediately to the right of JPM, in the order of the size of their (or their applicable affiliate’s) respective commitments in respect of the Facilities (and, in the case of any two or more Lead Arrangers with equally sized commitments, in alphabetical order) in any marketing materials or other documentation used in connection with the Facilities. You further agree that no other agents, co-agents, lead arrangers, bookrunners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letters referred to below) will be paid in connection with the Facilities unless you and we shall so agree. The commitments and other obligations hereunder of the Commitment Parties shall be several and not joint. 3. Syndication. We intend to syndicate the Facilities (including our commitments thereunder with respect to the Facilities) to a group of banks, financial institutions and other institutional lenders (together with the Initial Lenders, the “Lenders”) identified by us in consultation with you; provided that, notwithstanding our right to syndicate the Facilities and receive commitments with respect thereto, without your prior written consent (not to be unreasonably withheld, conditioned or delayed), we will not assign all or any portion of our commitments hereunder prior to the date of the initial funding of the Acquisition Term Facility and the initial availability of the Incremental Revolving Facilities (the “Closing Date”), except to any of our affiliates in accordance with Section 9 of this Commitment Letter. Notwithstanding the rights of the Lead Arrangers to syndicate the Facilities as provided herein and receive commitments with respect thereto, (a) no assignment or novation shall become effective with respect to all or any portion of your commitment in respect of the Facilities until after the funding of the Facilities on the Closing Date and (b) unless you otherwise agree in writing, we shall retain exclusive control over all rights and obligations with respect to our commitments and other obligations hereunder, including all rights with respect to consents, modifications, supplements, waivers and amendments of this Commitment Letter and of the Fee Letters, until the Closing Date has occurred; provided that in any event the Lead Arrangers agree not to syndicate, participate or otherwise assign without your prior written consent any of the commitments with respect to the Facilities to (i) those entities identified by or on behalf of you in writing, from time to time, to the Lead Arrangers (if prior to the Closing Date) or to the applicable Administrative Agent (if on or after the Closing Date) as competitors of the Company and its subsidiaries (after giving effect to the consummation of the Transactions), (ii) any banks, financial institutions, other institutional lenders and other persons that are, in each case, identified in writing by or on behalf of you to us, prior to the Original Commitment Letter Date and (iii) any person that is (or becomes) an affiliate of the entities described in the preceding clauses (i) and (ii) (other than any bona fide debt fund affiliates thereof (except to the extent separately identified under clause (i) or (ii) above)); provided that such person is either reasonably identifiable as an affiliate

4 [[6412628]] on the basis of its name or is identified in writing from time to time, to the Lead Arrangers (if prior to the Closing Date) or to the applicable Administrative Agent (if on or after the Closing Date) by or on behalf of you (collectively, “Disqualified Lenders”). Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that our commitments hereunder are not subject to syndication of the Facilities. We intend to commence syndication efforts promptly upon the execution of this Commitment Letter. Until the earlier of the Closing Date and the completion of a Successful Syndication (as defined in the Arranger Fee Letter) (such earlier date, the “Syndication Date”), you agree actively to assist (and to use your commercially reasonable efforts to cause the Seller and the Acquired Business to assist, subject to any applicable limitation set forth in the Acquisition Agreement) us in completing a syndication reasonably satisfactory to us. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships, (b) facilitating direct contact between senior management, representatives and advisors of the Company (and using your commercially reasonable efforts to facilitate direct contact between members of management of the Acquired Business, subject to any applicable limitation set forth in the Acquisition Agreement), on the one hand, and the proposed Lenders, on the other hand, in all such cases at times and locations mutually agreed upon, (c) assistance by the Company (including the use of commercially reasonable efforts to cause the Acquired Business to assist, subject to any applicable limitation set forth in the Acquisition Agreement) in the preparation of a Confidential Information Memorandum for each of the Facilities and other marketing materials to be used in connection with the syndication (collectively, the “Information Materials”), (d) your using commercially reasonable efforts to obtain, prior to the launch of the general syndication, an updated public corporate credit rating (but no specific rating) for the Company from S&P Global Ratings (“S&P”) and an updated public corporate family rating (but no specific rating) for the Company from Moody’s Investors Service, Inc. (“Moody’s”) after giving effect to the Transactions (and public ratings (but no specific rating) for the Acquisition Term Facility and the Bridge Facility (and, upon our reasonable request, any Notes) from each of S&P and Moody’s), (e) hosting with the Lead Arrangers of one or more meetings (which may be virtual) with prospective Lenders, at times to be mutually agreed upon and (f) your ensuring that from the Original Commitment Letter Date until the Syndication Date there shall be no competing issuances or incurrences of debt securities or commercial bank or other credit facilities of the Company or its subsidiaries and, prior to the Closing Date, your using commercially reasonable efforts, subject to any applicable limitation set forth in the Acquisition Agreement, to ensure that there are no competing issuances or incurrences of debt securities or commercial bank or other credit facilities by or on behalf of the Acquired Business (other than (i) indebtedness incurred pursuant to the commitments in effect on the Original Commitment Letter Date under the Existing Credit Agreement, (ii) any commercial paper issued in the ordinary course of business, (iii) capital leases or other debt issued or incurred to finance the acquisition of fixed or capital assets, (iv) ordinary course factoring, trade receivables and similar programs, (v) customary receivables transactions entered into by you and your respective subsidiaries, (vi) indebtedness of the Acquired Business permitted to be incurred or to remain outstanding under the Acquisition Agreement as in effect on the Original Commitment Letter Date and (vii) any other financing agreed to by us) being announced, offered, placed or arranged if the announcement, offering, placement or arrangement thereof could reasonably be expected to materially impair the primary syndication of the Facilities or the placement of any Notes.

5 [[6412628]] You agree, at our request, to assist (and to use commercially reasonable efforts to cause the Acquired Business to assist, subject to any applicable limitation set forth in the Acquisition Agreement) in the preparation of a version of the Information Materials that consists exclusively of information and documentation that is either (i) publicly available or (ii) not material with respect to the Company, the Acquired Business or their respective subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws (all such information and documentation being referred to herein as “Public Lender Information”, and any information and documentation that is not Public Lender Information being referred to herein as “Private Lender Information”). It is understood that in connection with your assistance described above, you agree to execute and deliver to us (and to use commercially reasonable efforts, subject to any applicable limitation set forth in the Acquisition Agreement, to cause the Seller to execute and deliver to us) (i) a customary letter in which you authorize distribution of the Information Materials to Lenders’ employees willing to receive Private Lender Information and (ii) a customary letter in which you authorize distribution of Information Materials consisting solely of Public Lender Information and represent that such Information Materials do not contain any Private Lender Information, which letters shall in each case include a customary representation as to the accuracy of information. You further agree that each document to be disseminated by us to any Lender in connection with the Facilities will be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information; provided that, except as provided in the next sentence, in the event that any such document is not identified as containing Private Lender Information or solely Public Lender Information, such document shall be treated as containing Private Lender Information. You acknowledge that the following documents will contain solely Public Lender Information (unless you notify us promptly that any such document contains Private Lender Information): (x) drafts and final definitive documentation with respect to the Facilities, including term sheets; (y) administrative materials prepared by us for prospective Lenders (such as a lender meeting invitation, bank allocations, if any, and funding and closing memoranda); and (z) notification of changes in the terms of the Facilities. We will manage, in consultation with you, all aspects of the syndication of the Facilities, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (which shall exclude Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist us in our syndication efforts, you agree promptly to prepare and provide (and to use commercially reasonable efforts, subject to any applicable limitation set forth in the Acquisition Agreement and solely with respect to the Acquired Business, to cause the Seller to prepare and provide) to us all reasonable and customary information with respect to the Company and its subsidiaries, the Acquired Business and the transactions contemplated hereby, including all reasonable and customary financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement and syndication of the Facilities. Notwithstanding anything to the contrary contained herein, you shall have no obligation under this Section 3 to provide (1) any financial statements (other than the financial statements referenced in paragraphs 5 and 6 of Exhibit D), unless any such financial statements referred to in this clause (1) would be required so that any marketing materials would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances

6 [[6412628]] under which they were made, not materially misleading; provided that nothing in this sentence shall be deemed to limit your obligation to prepare Projections for use in the Confidential Information Memorandum or (2) trade secrets or any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon you, the Acquired Business or any of your respective affiliates, or waive any attorney-client privilege that may be asserted by you, the Acquired Business or any of your respective affiliates (provided that you shall use commercially reasonable efforts to provide notice to the Lead Arrangers promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not risk such trade secret protection, violate such law, rule, regulation or obligation of confidentiality, or waive such attorney-client privilege, as applicable) and communicate such information to the Lead Arrangers in a manner that does not risk such effects set forth above). Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letters or any other letter agreement or undertaking concerning the financing of the Transactions, but without limiting the conditions precedent in Section 6 hereof or Exhibit D hereto, and without limiting your obligations to assist with syndication in this Section 3, compliance with any of the provisions set forth in this Section 3 shall not constitute a condition to the commitments hereunder or the funding or availability of the Facilities on the Closing Date. 4. Information. You hereby represent and warrant that (a) all written information other than the Projections, forward-looking information and other information of a general economic or industry- specific nature (the “Information”) (in the case of Information regarding the Acquired Business, to the best of your knowledge) that has been or will be made available to us by you or any of your representatives, taken as a whole, is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made when taken as a whole (giving effect to supplements thereto from time to time), and (b) the Projections that have been or will be made available to us by you or any of your representatives have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made and at the time the related Projections are made available to us (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, the Projections, by their nature, are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved and actual results may differ from the Projections and such differences may be material). You agree that if any time prior to the later of (i) the Closing Date and (ii) the Syndication Date any of the representations in the preceding sentence would be incorrect in any material respect if the Information or Projections were being furnished, and such representations were being made, at such time, then you will (or, prior to the Closing Date, with respect to the Information and Projections relating to the Acquired Business, will use commercially reasonable efforts to cause the Seller to, subject to any applicable limitation set forth in the Acquisition Agreement) promptly supplement the Information and the Projections so that such representations will be correct in all material respects under those circumstances on such date (it being understood in each case that such supplementation shall cure any breach of such representations and warranties). In arranging and syndicating the Facilities,

7 [[6412628]] we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letters or any other letter agreement or undertaking concerning the financing of the Transactions, but without limiting the conditions precedent in Section 6 hereof or Exhibit D hereto, and without limiting the representations and warranties set forth in this Section 4, compliance with any of the provisions set forth in this Section 4 shall not constitute a condition to the commitments hereunder or the funding or availability of the Facilities on the Closing Date. 5. Fees. As consideration for our commitments hereunder and agreements to perform the services described herein, you agree to pay to us the nonrefundable fees set forth in the amended and restated fee letter dated the date hereof and delivered herewith with respect to the Facilities (the “Arranger Fee Letter”) and in the administrative agent fee letter dated as of the Original Commitment Letter Date and delivered herewith with respect to the Facilities (the “Administrative Agent Fee Letter” and, together with the Arranger Fee Letter and any other fee letters with respect to the Facilities, the “Fee Letters”), on the terms and subject to the conditions set forth therein. 6. Conditions Precedent. Our commitments hereunder and our agreements to perform the services described herein are subject only to the conditions precedent set forth in this Section 6 and Exhibit D hereto, it being understood and agreed that there are no conditions (implied or otherwise) to the commitments hereunder with respect to the Facilities other than those expressly stated or referred to in this Section 6 and Exhibit D hereto. Notwithstanding anything in this Commitment Letter, the Fee Letters, the definitive documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the only representations and warranties the accuracy of which shall be a condition to the availability of the Facilities on the Closing Date shall be (i) such of the representations made by, or with respect to, the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders in their capacity as such, but only to the extent that the Company (or any of its affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations (or otherwise decline to consummate the Acquisition) under the Acquisition Agreement as a result of a breach of any such representations in the Acquisition Agreement (the “Acquisition Agreement Representations”) and (ii) the Specified Representations (as defined below) and (b) the terms of the definitive documentation for the Facilities shall be in a form such that they do not impair availability of the Facilities on the Closing Date if the conditions set forth in this Section 6 and in Exhibit D hereto are satisfied (or waived by each of the Commitment Parties); provided that, subject to any requirements in the Existing Credit Agreement, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the pledge and perfection of the security interests in (x) the certificated capital stock held by the Loan Parties (to the extent required under the Term Sheets) (other than a pledge of any such certificate for any person that is a member of the Acquired Business if such certificate has not been made available to you at least two business days prior to

8 [[6412628]] the Closing Date, so long as you have used commercially reasonable efforts to procure delivery thereof, it being agreed that any such certificate may instead be delivered within five business days after the Closing Date) (or otherwise pursuant to arrangements and timing to be agreed by the Administrative Agent in its reasonable discretion) and (y) other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code with the Secretary of State (or other applicable filing office) in the applicable jurisdiction of organization of the Loan Parties) after your use of commercially reasonable efforts to do so, then the delivery and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall be required to be delivered within 90 days after the Closing Date (or otherwise pursuant to arrangements and timing to be mutually agreed by the Administrative Agent in its reasonable discretion). For purposes hereof, “Specified Representations” means the representations and warranties relating to the Loan Parties set forth in the Term Sheets relating to corporate existence, power and authority, due authorization, execution and delivery, in each case as they relate to the entering into and performance of the definitive documentation for the Facilities; the enforceability of such documentation; compliance of the transactions with Federal Reserve margin regulations; the Investment Company Act; use of proceeds not in violation of OFAC and other laws applicable to sanctioned persons, the PATRIOT Act and other anti-money laundering laws, the FCPA and other anti-bribery laws; no conflicts between the definitive documentation for the Facilities and the organization documents of the Loan Parties; solvency of the Company and its subsidiaries on a consolidated basis on the Closing Date after giving effect to the Transactions (with solvency to be defined in a manner consistent with the definition set forth in the solvency certificate to be delivered pursuant to paragraph 8 of Exhibit D hereto); and, subject to the limitations set forth in the prior sentence, creation, validity, perfection and priority of security interests. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions”. 7. Indemnification; Expenses; Limitation of Liability. You agree (a) to indemnify and hold harmless each of the Commitment Parties, its respective affiliates and their respective directors, officers, employees, agents, trustees, members, partners and advisors (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities of any kind (collectively, “Liabilities”) and related expenses to which any Indemnified Person may become subject arising out of or in any way connected with this Commitment Letter, the Fee Letters, the Original Commitment Letter, the Original Arranger Fee Letter (as defined below), the Transactions, the Facilities or the use of proceeds thereof or any related transaction, or any actual or threatened (in writing) claim, litigation, investigation or proceeding relating to any of the foregoing (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto (and regardless of whether such Proceeding is initiated by a third party or by you or any of your affiliates or equityholders), and to reimburse each such Indemnified Person upon demand for any reasonable and documented legal or other out- of-pocket expenses (which shall be limited in the case of legal fees and expenses to the reasonable and documented fees, disbursements and other charges of one primary firm of counsel and one local firm of counsel in each material jurisdiction (and, if reasonably necessary, one firm of special counsel) and, solely in the case of an actual or perceived conflict of interest, (i) one additional firm of counsel to all affected Indemnified Persons, taken as a whole and/or (ii) one additional local firm of counsel to all affected Indemnified Persons, taken as a whole, in each such relevant material jurisdiction) incurred in connection with investigating or defending any of the foregoing, provided

9 [[6412628]] that the foregoing indemnity will not, as to any Indemnified Person, apply to Liabilities or related expenses to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person (or any of its Related Parties (as defined below)), (ii) arising from a material breach of the obligations of such Indemnified Person or any of its Related Parties under this Commitment Letter, the Fee Letters, the Original Commitment Letter, the Original Arranger Fee Letter or the definitive documentation for the Facilities or (iii) any dispute solely among Indemnified Persons which does not arise out of any act or omission of the Company or any of its subsidiaries (other than any Proceeding against any Commitment Party solely in its capacity or in fulfilling its role as an administrative agent or Lead Arranger or similar role under any Facility), and (b) to reimburse each Commitment Party on the earlier of (i) the expiration or termination of this Commitment Letter (within three business days after receipt of an invoice therefor) and (ii) the Closing Date (to the extent an invoice is received as set forth in paragraph 14 of Exhibit C) or, if invoiced after such earlier date, within 30 days, upon presentation of a summary statement (together with reasonably detailed back-up documentation to the extent requested), for all reasonable and documented out-of-pocket expenses (including but not limited to expenses of our due diligence investigation, consultants’ and other professionals’ fees, syndication expenses, disbursements and other charges of one firm of counsel), in each case, incurred in connection with the Facilities and the preparation and negotiation of this Commitment Letter, the Fee Letters, the Original Commitment Letter, the Original Arranger Fee Letter, the definitive documentation for the Facilities and any ancillary documents and security arrangements in connection therewith; provided that in the event the Closing Date does not occur, your aggregate expense reimbursement obligations under this clause (b) shall not exceed $500,000, and (c) to reimburse each Indemnified Person from time to time, upon presentation of a summary statement, for all reasonable and documented out-of-pocket expenses (including but not limited to consultants’ fees, disbursements and other charges of one primary firm of counsel and one local firm of counsel in each material jurisdiction and, solely in the case of an actual or reasonably perceived conflict of interest, one additional firm of counsel to all affected indemnified persons, taken as a whole (and, if reasonably necessary, one firm of special counsel), in each case, incurred in connection with the enforcement of this Commitment Letter, the Fee Letters, the Original Commitment Letter, the Original Arranger Fee Letter, the definitive documentation for the Facilities and any ancillary documents and security arrangements in connection therewith. For purposes hereof, “Related Party” of any person means any (or all, as the context may require) of such person’s affiliates and its or their respective directors, officers, employees, partners, agents, advisors and other representatives. You shall not be liable for any settlement of any Proceeding effected without your prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with your prior written consent, or if there is a final, non-appealable judgment in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person to the extent and in the manner set forth above. You shall not, without the prior written consent of an Indemnified Person, effect any settlement of any pending or threatened Proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (a) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and (b) does not include any statement as to any admission of fault or culpability by or on behalf of such Indemnified Person.

10 [[6412628]] You agree that (i) in no event shall any Commitment Party or any of its affiliates or its or their respective officers, directors, employees, advisors and agents (each, an “Arranger- Related Person”) or you, your affiliates or your respective equity holders have any Liabilities, on any theory of liability, for any special, indirect, consequential or punitive damages incurred by you, your affiliates or your respective equity holders or by any Commitment Party, its affiliates or their respective Arranger-Related Persons arising out of, in connection with or as a result of, this Commitment Letter, the Fee Letters, the Original Commitment Letter, the Original Arranger Fee Letter or any other agreement or instrument contemplated hereby and (ii) neither you, your affiliates or your respective equity holders nor any Arranger-Related Person shall have any Liabilities arising from, or be responsible for, the use by others of Information or other materials (including, without limitation, any personal data) obtained through electronic, telecommunications or other information transmission systems, or otherwise via the internet; provided that, nothing in this paragraph shall relieve you of any obligation you may have to indemnify an Indemnified Person, as provided in this Section 7, against any special, indirect, consequential or punitive damages asserted against such Indemnified Person by a third party. You agree, to the extent permitted by applicable law, to not assert any claims against any Arranger-Related Person with respect to any of the foregoing. 8. Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities. You acknowledge that the Commitment Parties and their respective affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the Transactions or otherwise. Consistent with our policies to hold in confidence the affairs of our customers, we will not furnish confidential information obtained from you by virtue of the Transactions or our other relationships with you to other companies. You also acknowledge that we do not have any obligation to use in connection with the Transactions, or to furnish to you, confidential information obtained by us from other companies. You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you, on the one hand, and any of us, on the other hand, is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether we have advised or are advising you on other matters, (b) we, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of any of us, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that we are engaged in a broad range of transactions that may involve interests that differ from your interests and that we have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against us arising out of or in connection with the Transactions for breach of fiduciary duty or alleged breach of fiduciary duty and agree that we shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your equityholders, employees or creditors. Additionally, you acknowledge and agree that no Commitment Party or its affiliates is advising you as to any legal, tax, investment, accounting or

11 [[6412628]] regulatory matters in any jurisdiction with respect to any of the Transactions by virtue of this Commitment Letter or any participation in the Transactions and you are not relying on the Commitment Parties for such advice. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the transactions contemplated hereby, and no Commitment Party shall have any responsibility or liability to you with respect thereto. Any review by any Commitment Party of you, the Transactions, the other transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Commitment Party and shall not be on behalf of you or any of your affiliates. You further acknowledge that each of the Commitment Parties is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each of the Commitment Parties or their respective affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquired Companies and other companies with which the Company or the Acquired Companies may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Commitment Parties or any of their affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. You acknowledge that certain Commitment Parties and/or certain of their respective affiliates may be acting as issuing bank, a lender or an agent under of the Existing Credit Agreement, and your rights and obligations under any agreement between you and any one or more of the Commitment Parties or any of their respective affiliates (including the Existing Credit Agreement) that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Commitment Letter, and none of such rights and obligations under such other agreements shall be affected by any Commitment Party’s performance or lack of performance of services hereunder. You hereby agree that each Commitment Party may render its services under this Commitment Letter notwithstanding any actual or potential conflict of interest presented by the foregoing, and hereby waives any conflict of interest claims relating to the relationship between each Commitment Party and you in connection with the transactions contemplated hereby, on the one hand, and the exercise by any Commitment Party or any of its affiliates of any of their respective rights and duties under any credit or other agreement (including the Existing Credit Agreement), on the other hand. Furthermore, the Company and each Commitment Party acknowledge that UBS (or an affiliate thereof) has been retained by the Company as financial advisor (in such capacity, the “Financial Advisor”) in connection with the Acquisition. The Company and each Commitment Party hereby agrees that UBS may render its services under this Commitment Letter notwithstanding any actual or potential conflict of interest presented by the foregoing, and hereby waives any conflict of interest claims relating to the relationship between or among the Commitment Parties and the Company in connection with the transactions contemplated hereby, on the one hand, and the engagement of the Financial Advisor, on the other hand.

12 [[6412628]] 9. Assignments; Amendments; Governing Law, Etc. This Commitment Letter shall not be assignable by any party hereto without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto (and Indemnified Persons), and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons). Subject to the provisions of Section 3 hereof, each of us may assign our respective commitments hereunder to any of our respective affiliates or any Lender. Any such assignment to an affiliate will not relieve the assignor from any of its obligations hereunder unless and until such affiliate shall have funded the portion of the commitment so assigned. Subject to the next preceding sentence, any and all obligations of, and services to be provided by, us hereunder (including our commitments) may be performed and any and all of our rights hereunder may be exercised by or through our respective affiliates or branches. Each of you acknowledges that we may share with any of our respective affiliates, and any such affiliate may share with us, in each case on a confidential basis, any information related to the Company, the Acquired Business or any of their respective subsidiaries or affiliates and the transactions contemplated hereby. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by email or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Commitment Letter, the Fee Letters and/or any document to be signed in connection with this Commitment Letter and the transactions contemplated hereby shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Commitment Letter and the Fee Letters are the only agreements that have been entered into among us and you with respect to the Facilities and set forth the entire understanding of the parties hereto with respect thereto, and supersede all prior agreements and understandings (including the Original Commitment Letter and the Original Arranger Fee Letter) related to the subject matter hereof. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter. You acknowledge that information and documents relating to the Facilities may be transmitted through SyndTrak, Intralinks, the internet, email, or similar electronic transmission systems, and that we shall not be liable for any damages arising from the unauthorized use by others of information or documents transmitted in such manner. We may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of the Company, the Acquired Business and their respective affiliates (or any of them), and the amount, type and closing date of such Transactions,

13 [[6412628]] all at our expense. THIS COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF “MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A “MATERIAL ADVERSE EFFECT” HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY BREACH OF ANY ACQUISITION AGREEMENT REPRESENTATIONS THERE HAS BEEN A FAILURE OF A CONDITION PRECEDENT TO YOUR OBLIGATION TO CONSUMMATE THE ACQUISITION OR SUCH FAILURE GIVES THE COMPANY THE RIGHT TO TERMINATE ITS OBLIGATIONS (OR OTHERWISE DECLINE TO CONSUMMATE THE ACQUISITION) UNDER THE ACQUISITION AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION. 10. Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Federal court of the United States of America sitting in the Borough of Manhattan or the Commercial Division of the New York Supreme Court and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Original Commitment Letter, the Fee Letters, the Original Arranger Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such Federal court, or, if such court lacks subject matter jurisdiction, the Commercial Division of the New York Supreme Court, provided that suit for the recognition or enforcement of any judgment obtained in any such New York State or Federal court may be brought in any other court of competent jurisdiction, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Original Commitment Letter, the Fee Letters, the Original Arranger Fee Letter or the transactions contemplated hereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final and non- appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail addressed to you at the address above

14 [[6412628]] shall be effective service of process against you for any suit, action or proceeding brought in any such court. 11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE ORIGINAL COMMITMENT LETTER, THE FEE LETTERS, THE ORIGINAL ARRANGER FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER. 12. Confidentiality. This Commitment Letter is delivered to you on the understanding that, without our prior written consent (in the case of any Fee Letter or the Original Arranger Fee Letter, of the Commitment Parties that are party thereto), neither this Commitment Letter, the Original Commitment Letter, that certain arranger fee letter, dated as of the Original Commitment Letter Date, between the Company and UBS (the “Original Arranger Fee Letter”), nor the Fee Letters nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your subsidiaries and affiliates, and your and their respective officers, directors, employees, attorneys, accountants and advisors (collectively, as to any person, such person’s “Representatives”), in each case, on a confidential basis, (b) to the Seller and its affiliates and their respective Representatives, in each case, on a confidential basis, provided any disclosure of the Original Arranger Fee Letter, the Fee Letters or their respective contents shall be customarily redacted in a manner reasonably acceptable to the Commitment Parties that are party thereto or (c) as required by applicable law, rules and regulations, including, without limitation, the rules of the New York Stock Exchange, or compulsory legal process (in which case you agree, to the extent permitted to do so and if practical under the circumstances, to inform us promptly thereof); provided that you may disclose (i) this Commitment Letter and its contents (including the Term Sheets and other exhibits and attachments hereto) (but not the Original Arranger Fee Letter, the Fee Letters or the respective contents thereof) to potential Lenders in any syndication or other marketing materials in connection with the Facilities (including the Information Materials), (ii) the Term Sheets and the contents thereof to rating agencies, on a confidential basis, in connection with obtaining or affirming ratings for the Company and the Facilities, (iii) the aggregate fee amount contained in the Original Arranger Fee Letter and the Fee Letters (but without disclosing any specific fees or any other economic term set forth in the Original Arranger Fee Letter or the Fee Letters) as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Facilities or in any public or regulatory filing requirement relating to the Transactions (and only to the extent aggregated with all other fees and expenses of the Transactions and not presented as an individual line item), (iv) [reserved], (v) to the extent such information becomes publicly available other than by reason of improper disclosure by you or your affiliates in violation of any confidentiality obligations hereunder and (vi) this Commitment Letter and its contents in connection with any required filings with the Securities and Exchange Commission or any equivalent regulatory authority in applicable foreign jurisdictions or to any other regulatory authority having jurisdiction over you or them (but not the Original

15 [[6412628]] Arranger Fee Letter or the Fee Letters and the respective contents thereof). Notwithstanding any other provision in this Commitment Letter, we hereby confirm that you and your respective officers, directors, employees, attorneys, accountants and advisors shall not be limited from disclosing the U.S. tax treatment or U.S. tax structure of the Facilities. The Commitment Parties shall use all information received by them in connection with the Transactions solely for the purposes of providing the services that are the subject of this Commitment Letter or other services provided by them to you and your subsidiaries or affiliates and shall treat confidentially all such information and the terms and contents of this Commitment Letter, the Original Commitment Letter, the Fee Letters, the Original Arranger Fee Letter and the definitive documentation for the Facilities and shall not, directly or indirectly, publish, disclose or otherwise divulge such information; provided that nothing herein shall prevent any Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Commitment Party agrees to the extent permitted to do so and if practical under the circumstances, to inform the Company promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction, or purporting to have jurisdiction over, such Commitment Party or any of its affiliates (in which case such Commitment Party agrees, except with respect to any routine audit or examination conducted by bank accountants or any governmental, bank regulatory or self- regulatory authority exercising examination or regulatory authority, to the extent permitted to do so and if practical under the circumstances, to inform the Company promptly thereof), (c) to Representatives of such Commitment Party and rating agencies, professionals and other experts or agents on a “need to know” basis in connection with the Transactions and who are informed of the confidential nature of such information and who are subject to customary confidentiality obligations and who have been advised of their obligation to keep information of this type confidential; (d) to potential or prospective Lenders, derivatives providers, participants or assignees, (e) for purposes of establishing a “due diligence” defense, (f) to the extent you consent in writing to any specific disclosure or (g) to the extent such information was already in such Commitment Party’s possession prior to any duty or other understanding of confidentiality entered into in connection with the Transactions; provided that for purposes of clause (d) above, the disclosure of any such information to any Lenders, derivatives providers, participants or assignees or prospective Lenders, derivatives providers, participants or assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, derivatives provider, participant or assignee or prospective Lender, derivatives provider, participant or assignee that such information is being disseminated on a confidential basis in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, which may require “click through” or other affirmative actions on the part of recipient to access such information. In addition, each Commitment Party may disclose the existence of the Facilities and the information about the Facilities to market data collectors, similar services providers to the lending industry, and service providers to the Commitment Parties in connection with the management and administration of the Facilities. In the event that the Facilities are funded, the Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall terminate automatically and be superseded by the confidentiality provisions in the definitive documentation for the Facilities upon the initial funding thereunder to the extent that such provisions are binding on such Commitment Parties.

16 [[6412628]] Subject to the immediately preceding sentence, the confidentiality provisions set forth in this Section 12 shall survive the termination of this Commitment Letter and expire and shall be of no further effect after the second anniversary of the Original Commitment Letter Date. For the avoidance of doubt, nothing in this Commitment Letter shall prohibit any person from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any other person. 13. Surviving Provisions. The compensation, reimbursement, syndication, information, indemnification, confidentiality (subject to the last sentence of Section 12 hereof), jurisdiction, governing law and waiver of jury trial provisions contained herein and in the Fee Letters, and the provisions of Sections 8 hereof, shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and (other than in the case of the syndication and information provisions) notwithstanding the termination of this Commitment Letter or our commitments hereunder. 14. PATRIOT Act Notification. Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), and the requirements of the beneficial ownership certification required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes names, addresses, tax identification numbers and other information that will allow each Lender to identify each Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each of the Commitment Parties and each Lender. You acknowledge that we may share any information obtained from you pursuant to this Section 14 with any prospective Lender on a confidential basis. 15. Acceptance and Termination. If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and the Fee Letters by returning to us executed counterparts hereof and of the Arranger Fee Letter not later than 11:59 p.m., New York City time, on August 2, 2024. Our offer hereunder, and our agreements contained herein, will expire at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that (a) there occurs, prior to the consummation of the Acquisition, a termination of the Acquisition Agreement in accordance with its terms, (b) the Acquisition is consummated without the use of the Facilities or (c) the Closing Date does not occur on or before 5:00 p.m., New York City time, on the fifth business day following the Outside Date (as defined in the Acquisition Agreement as in effect on the Original Commitment Letter Date, and after giving effect to any extension thereof in accordance with the second proviso of Section 11.1(d) of the Acquisition Agreement as in effect on the Original Commitment Letter Date), then

17 [[6412628]] this Commitment Letter and our respective commitments and undertakings hereunder shall automatically terminate unless we shall, in our discretion, agree in writing to an extension. You shall have the right to terminate this Commitment Letter and the commitments of the Lenders under any Facility contemplated hereunder in full or in part, on a pro rata basis among the Commitment Parties, at any time upon written notice to them from you, subject to your surviving obligations as set forth in Section 13 of this Commitment Letter and in the Fee Letters. 16. Miscellaneous. Each of the parties hereto agrees that this Commitment Letter and the Fee Letters are binding and enforceable agreements (subject to the effects of bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity) with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Senior Facilities Documentation and Bridge Loan Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding or availability of the Facilities is subject to only the applicable conditions precedent set forth in Section 6 hereof and in Exhibit D hereto. 17. Delayed Draw Acquisition Term Facility. Unless the context otherwise requires, the terms of Sections 2, 3, 4, 5, 7, 8, and the first paragraph of Section 9 of this Commitment Letter and the terms of the Fee Letters applicable to the Acquisition Term Facility shall, in each case, apply to the Delayed Draw Acquisition Term Facility as if the Delayed Draw Acquisition Term Facility constituted part of the Acquisition Term Facility hereunder. [Remainder of this page intentionally left blank]

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] We are pleased to have been given the opportunity to assist you in connection with this important financing. Very truly yours, UBS AG, STAMFORD BRANCH By /s/ David Juge Name: David Juge Title: Managing Director By /s/ Michael Rutherford Name: Michael Rutherford Title: Managing Director UBS SECURITIES LLC By /s/ David Juge Name: David Juge Title: Managing Director By /s/ Michael Rutherford Name: Michael Rutherford Title: Managing Director

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] BANK OF AMERICA, N.A. By /s/ Sara Petrov Name: Sara Petrov Title: Managing Director BOFA SECURITIES, INC. By /s/ Sara Petrov Name: Sara Petrov Title: Managing Director

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] BARCLAYS BANK PLC By /s/ Michael Miller Name: Michael Miller Title: Managing Director

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] JPMORGAN CHASE BANK, N.A. By /s/ Ayesha Nabi Name: Ayesha Nabi Title: Vice President

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] BNP PARIBAS By /s/ Aadil Zuberi Name: Aadil Zuberi Title: Director By /s/ Isaac Radnitzer Name: Isaac Radnitzer Title: Vice President BNP PARIBAS SECURITIES CORP. By /s/ Aadil Zuberi Name: Aadil Zuberi Title: Director By /s/ Isaac Radnitzer Name: Isaac Radnitzer Title: Vice President

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] HSBC BANK USA, NATIONAL ASSOCIATION By /s/ Bernardo Matos Name: Bernardo Matos Title: Managing Director By /s/ Renato Santos Name: Renato Santos Title: Director HSBC SECURITIES (USA) INC. By /s/ Bernardo Matos Name: Bernardo Matos Title: Managing Director HSBC UK BANK PLC By /s/ Jonathan O'Hara Name: Jonathan O'Hara Title: Relationship Director

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] MIZUHO BANK, LTD. By /s/ Donna DeMagistris Name: Donna DeMagistris Title: Managing Director

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] SANTANDER BANK, N.A. By/s/ Michael Lee Name: Michael Lee Title: Senior EVP

[Signature Page to Project Fort Amended and Restated Commitment Letter] [[6412628]] Accepted and agreed to as of the date first above written: TEREX CORPORATION By /s/ Scott Posner Name: Scott Posner Title: Senior Vice President

[[6412628]] SCHEDULE 1 FACILITIES COMMITMENTS Initial Lender Acquisition Term Facility Incremental U.S. Revolving Facility Incremental Multicurrency Revolving Facility Bridge Facility UBS AG, Stamford Branch $124,218,750 $62,500,000 $62,500,000 $117,187,500 Bank of America, N.A. $104,343,750 $52,500,000 $52,500,000 $98,437,500 Barclays Bank PLC $104,343,750 $52,500,000 $52,500,000 $98,437,500 JPMorgan Chase Bank, N.A. $104,343,750 $52,500,000 $52,500,000 $98,437,500 BNP PARIBAS $89,437,500 $45,000,000 $45,000,000 $84,375,000 HSBC Bank USA, National Association $89,437,500 $45,000,000 $0 $84,375,000 HSBC UK Bank PLC $0 $0 $45,000,000 $0 Mizuho Bank, Ltd. $89,437,500 $45,000,000 $45,000,000 $84,375,000 Santander Bank, N.A. $89,437,500 $45,000,000 $45,000,000 $84,375,000

EXHIBIT A Exh. A-1 [[6412628]] Project Fort Transaction Description Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit A is attached or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used. Terex Corporation, a Delaware corporation (the “Company”), intends, directly or indirectly, to acquire (the “Acquisition”) all of the issued and outstanding equity interests of certain companies and other assets previously identified to the Commitment Parties under the code name “Fort” (such companies, the “Acquired Companies” and, collectively with their respective subsidiaries and with such assets, the “Acquired Business”), pursuant to the Transaction Agreement, dated as of July 21, 2024 (together with all exhibits, annexes, schedules and the disclosure letters thereto, in each case as amended, modified, waived or consented to in accordance with paragraph (1) of Exhibit D to the Commitment Letter, collectively, the “Acquisition Agreement”), by and between the Company and Dover Corporation, a Delaware corporation (the “Seller”). In connection with the foregoing, it is intended that: (a) The Company will (i) obtain a senior secured incremental term loan facility in an aggregate principal amount of $795,000,000 (plus, at the Company’s election, an additional amount sufficient to fund any original issue discount or upfront fees payable as a result of the application of any Flex Provisions (as defined in the Arranger Fee Letter) with respect to the Acquisition Term Facility and the Delayed Draw Acquisition Term Facility (as defined below) (the “OID Increase”)) as described in Exhibit B to the Commitment Letter (the “Acquisition Term Facility”), which will be established as an incremental term loan facility under the Amended and Restated Credit Agreement dated as of April 1, 2021 (as amended, restated, supplemented or otherwise modified on or prior to the date of the Commitment Letter (including pursuant to the Incremental Assumption and Amendment Agreement dated as of July 21, 2024, among the Company, the other Loan Parties party thereto, the lenders party thereto and the Agent), the “Existing Credit Agreement”), among the Company, the subsidiary borrowers party thereto, the lenders and issuing banks party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, (ii) obtain senior secured incremental revolving facilities in an aggregate amount of $800,000,000 as described in Exhibit B to the Commitment Letter (collectively, the “Incremental Revolving Facilities” and, together with the Acquisition Term Facility, the “Incremental Acquisition Facilities”), (iii) obtain a senior secured delayed draw incremental term loan facility in an aggregate principal amount of $455,000,000 (the “Delayed Draw Acquisition Term Facility”) under the Existing Credit Agreement, which will, when funded, have the same terms as, and constitute a single fungible Class (as defined in the Existing Credit Agreement) of term loans together with the Acquisition Term Facility and (iv) seek to issue an aggregate principal amount of up to $750,000,000 in senior unsecured notes (the “Notes”) in a Rule 144A private placement and, to the extent the Company is unable to issue the full amount of the Notes on or prior to the Closing Date,

Exh. A-2 [[6412628]] obtain the senior unsecured bridge facility (the “Bridge Facility” and, together with the Incremental Acquisition Facilities, the “Facilities”) described in Exhibit C to the Commitment Letter, in an aggregate principal amount of up to $750,000,000 less the aggregate amount of gross cash proceeds provided by Notes issued on or prior to the Closing Date; provided that notwithstanding anything to the contrary, the Company may, in its sole discretion, elect to reduce the commitments under the Acquisition Term Facility and/or the Bridge Facility (including the Notes) by an aggregate amount of no greater than $250 million at any time prior to the commencement of primary syndication for the Acquisition Term Facility or the offering of the Notes (the “Commitment Reduction”). (b) The Incremental Revolving Facilities will replace the existing $600,000,000 senior secured revolving credit facilities under the Existing Credit Agreement, all Revolving Credit Commitments (as defined in the Existing Credit Agreement) outstanding as of the Closing Date will be terminated, all Revolving Loans (as defined in the Existing Credit Agreement) outstanding as of the Closing Date will be prepaid and fees and expenses incurred in connection therewith will be paid (the “Refinancing”). (c) The proceeds of the Facilities funded on the Closing Date (and any Notes issued in lieu of the Bridge Facilities), together with the proceeds of the Delayed Draw Acquisition Term Facility and cash on hand at the Company and its subsidiaries, will be applied to (i) pay the consideration for, and other amounts owing in connection with, the Acquisition under the Acquisition Agreement, (ii) pay fees and expenses incurred in connection with the Transactions (the “Transaction Costs”) and (iii) in the case of the Incremental Revolving Facilities, fund the Refinancing. (c) The Existing Credit Agreement will be amended to reflect the terms of the Incremental Acquisition Facilities (and, for the avoidance of doubt, the Delayed Draw Acquisition Term Facility) as described in Exhibit B to the Commitment Letter, giving effect to the application of the Flex Provisions, if applicable, and making such other changes as may reasonably be agreed between the Company and the Lead Arrangers. The transactions described above (including the payment of Transaction Costs) are collectively referred to herein as the “Transactions”.

EXHIBIT B Exh. B-1 [[6412628]] Project Fort $795,000,000 Senior Secured Incremental Term Facility $800,000,000 Senior Secured Revolving Facilities Summary of Principal Terms and Conditions Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit B is attached (the “Commitment Letter”), in the Commitment Letter or in the Existing Credit Agreement as in effect on the date of the Commitment Letter, as applicable. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit B shall be determined by reference to the context in which it is used. Unless the context otherwise requires, any reference in this Exhibit B to the Acquisition Term Facility shall also be deemed to be a reference to the Delayed Draw Acquisition Term Facility and any reference to the Acquisition Term Loans shall be deemed to be a reference to the Delayed Draw Acquisition Term Facility, so that when each of the Acquisition Term Facility and the Delayed Draw Acquisition Term Facility are funded on the Closing Date, they shall have the same terms and constitute a single fungible class of term loans under the Amended Credit Agreement (as defined below). Borrower: Terex Corporation, a Delaware corporation (the “Company”). Loans and other extensions of credit under the Incremental Revolving Facilities (as defined below) will also be available to New Terex Holdings UK Limited, a limited company organized under the laws of England, Terex International Financial Services Company Unlimited Company, a company organized under the laws of Ireland, Terex Australia Pty Ltd, a company organized under the laws of Australia and registered in Queensland, Australia (the “Australian Borrower”) and Terex International Holdings 2 Limited, a limited company organized under the laws of England and Wales (collectively, the “Subsidiary Borrowers” and together with the Company, the “Borrowers”). Agent: UBS AG, Stamford Branch (as successor to Credit Suisse AG, Cayman Islands Branch) will act as sole administrative agent and sole collateral agent (in such capacities, the “Agent”), and will perform the duties customarily associated with such roles. Lead Arrangers and Bookrunners: Each of UBS Securities LLC, BofA Securities, Barclays, JPM, BNP Securities, HSBC Securities, Mizuho and SBNA will act as joint lead arrangers and joint bookrunners for the Incremental Acquisition Facilities (as defined below) (in such capacities, the “Arrangers”), and will perform the duties customarily associated with such roles.

Exh. B-2 [[6412628]] Lenders: A syndicate of banks, financial institutions and other entities arranged by the Arrangers and reasonably acceptable to the Company (collectively, the “Incremental Lenders”). The Incremental Lenders, together with any lenders under the Existing Credit Agreement as of the Closing Date and any party that becomes a lender by assignment in accordance with the provisions to be set forth in the Amended Credit Agreement, are collectively referred to herein as the “Lenders”. Acquisition Term Facility: Subject to any Commitment Reduction, a senior secured incremental term loan facility made available to the Company in U.S. dollars in an aggregate principal amount of $795,000,000 (plus, at the Company’s election, an additional amount sufficient to fund any original issue discount or upfront fees payable as a result of the application of the Flex Provisions with respect to the Acquisition Term Facility and the Delayed Draw Acquisition Term Facility) (the “Acquisition Term Facility”). The loans under the Acquisition Term Facility are referred to as the “Acquisition Term Loans”, and the Lenders under the Acquisition Term Facility are referred to as the “Acquisition Term Lenders”. Incremental Revolving Facilities: Two senior secured revolving credit facilities in an aggregate amount of $800,000,000 (collectively, the “Incremental Revolving Facilities” and, together with the Acquisition Term Facility, the “Incremental Acquisition Facilities”; the Lenders under the Incremental Revolving Facilities, the “Incremental Revolving Lenders”), such aggregate amount to be allocated between (a) a U.S. dollar-denominated revolving credit facility in an aggregate amount of $400,000,000 to be made available to the Company (the “Incremental U.S. Revolving Facility”) and (b) a multicurrency revolving credit facility in an aggregate amount of $400,000,000 to be made available to the Borrowers (the “Incremental Multicurrency Revolving Facility”). The Incremental Multicurrency Revolving Facility (a) will be available to the Borrowers (other than the Australian Borrower), up to the maximum amount of the Incremental Multicurrency Revolving Facility, in U.S. dollars, Euro, Pounds Sterling and such other freely available currencies as are agreed with the Agent and each Lender under the Incremental Multicurrency Revolving Facility from time to time, and (b) will be available to the Australian Borrower in (i) Australian dollars in an aggregate principal amount of up to the equivalent of $100,000,000 and (ii) U.S. dollars up to the maximum amount of the Incremental Multicurrency Revolving Facility. Loans under both the Incremental U.S. Revolving

Exh. B-3 [[6412628]] Facility and the Incremental Multicurrency Revolving Facility will be made by all the Lenders thereunder ratably in accordance with their commitments in respect thereof. As used herein, “Senior Facilities” means, collectively, the Acquisition Term Facility, the Incremental Revolving Facilities and any other credit facilities under the Existing Credit Agreement (including the Delayed Draw Acquisition Term Facility). Letters of Credit: A letter of credit subfacility will be made available to the Borrowers on terms substantially the same as those under the Existing Credit Agreement; provided that the aggregate face amount of Letters of Credit that may be issued under the Incremental Revolving Facilities, as well as under any Additional L/C Facility, will be increased to $500,000,000 and the Additional L/C Facility sublimit will be increased to $400,000,000. Letters of Credit will be provided by each of the Arrangers (or an affiliate thereof) that is a Revolving Lender (each Issuing Lender that is an Arranger (or an affiliate thereof) being obligated to issue Letters of Credit in an aggregate amount that is proportionate to the amount of its (or its affiliate’s) commitments under the Incremental Revolving Facilities as compared to the aggregate amount of the commitments under the Incremental Revolving Facilities of all the Arrangers (or their affiliates) that are Revolving Lenders) or one or more other Revolving Lenders that is designated by the Company and agrees to act in such capacity (each of the foregoing, in such capacity, an “Issuing Bank”). Letters of Credit will be available on substantially the same terms and conditions as set forth in the Existing Credit Agreement and shall be subject to the customary procedures of the applicable Issuing Bank. For the avoidance of doubt, Letters of Credit issued under the Existing Credit Agreement will remain outstanding under the Amended Credit Agreement. Swingline Loans: A portion of the Incremental U.S. Revolving Facility not in excess of $100,000,000 (the “U.S. Swingline Loans”), and a portion of the Incremental Multicurrency Revolving Facility not in excess of the equivalent of $100,000,000 (the “Multicurrency Swingline Loans” and, together with the U.S. Swingline Loans, the “Swingline Loans”) will be available for short-term borrowings from one or more of the Revolving Lenders that are (a) designated by the Company and (b) agree in writing to such designation (each of the foregoing, in such capacity, a “Swingline Lender”) on terms to be agreed.

Exh. B-4 [[6412628]] Contract Loans: Substantially consistent with the Existing Credit Agreement, the Borrowers may utilize availability under the Incremental Revolving Facilities for Contract Loans provided by any Revolving Lender, with any Contract Loans reducing availability under the Incremental Revolving Facilities on a dollar-for-dollar basis; provided that the Aggregate Contract Loan Exposure will be increased to $500,000,000 (it being understood that any such Contract Loans will not reduce any such Lender’s commitments thereunder or affect the calculation of any fees (including Facility Fees (as defined below) in respect of the Incremental Revolving Facilities). Any Contract Loans will be deemed to be loans outstanding under the applicable Incremental Revolving Facility and will be secured by the Collateral (as defined below). Additional Incremental Facilities: Substantially consistent with the Existing Credit Agreement, the Borrowers will have the right, from time to time on one or more occasions, to (x) add one or more additional incremental term facilities and/or increase the term loans under the Acquisition Term Facility (each, an “Additional Incremental Term Facility”) and/or (y) add one or more incremental revolving credit facilities and/or to increase the Revolving Credit Commitments (each, an “Additional Incremental Revolving Credit Facility” and, together with the any Additional Incremental Term Facilities, collectively, the “Additional Incremental Facilities”), in an aggregate outstanding principal amount not to exceed: (a) the greater of (i) $925 million and (ii) an amount equal to 100% of Consolidated EBITDA (as defined below) calculated on a pro forma basis for the most recently completed four consecutive fiscal quarters for which financial statements are internally available (a “Test Period”) (this clause (a), the “Fixed Incremental Amount”); plus (b) an unlimited amount, so long as (i) in the case of any Additional Incremental Facility that is secured by a lien on the Collateral that is pari passu with the liens securing the Senior Facilities (“First Lien Debt”), the First Lien Net Leverage Ratio (as defined below) does not exceed (A) 2.75:1.00 or (B) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the greater of (I) 2.75:1.00 and (II) the First Lien Net Leverage Ratio immediately prior thereto, (ii) in the case of any Additional Incremental Facility that is secured by a lien on the Collateral that is

Exh. B-5 [[6412628]] junior to the lien securing the Senior Facilities (“Junior Lien Debt”), at the election of the Company, either (A) the Total Net Leverage Ratio (as defined below) does not exceed (I) 3.75:1.00 or (II) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the greater of (X) 3.75:1.00 and (Y) the Total Net Leverage Ratio immediately prior thereto or (B) the Interest Coverage Ratio (to be defined in a manner substantially consistent with the definition of such term set forth in the Existing Credit Agreement) is not less than (I) 2.00:1.00 or (II) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the lesser of (1) 2.00:1.00 and (2) the Interest Coverage Ratio immediately prior thereto or (iii) in the case of any Additional Incremental Facility that is unsecured, at the election of the Company, either (A) the Total Net Leverage Ratio does not exceed (I) 4.00:1.00 or (II) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the greater of (X) 4.00:1.00 and (Y) the Total Net Leverage Ratio immediately prior thereto or (B) the Interest Coverage Ratio is not less than (I) 2.00:1.00 or (II) if incurred in connection with any acquisition or other similar Investment, the lesser of (1) 2.00:1.00 and (2) the Interest Coverage Ratio immediately prior thereto, in each case described in this clause (b), (x) calculated on a pro forma basis as of the end of the most recently ended Test Period, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Additional Incremental Facility or of any debt incurred concurrently therewith), giving pro forma effect to any related transaction in connection therewith and all customary pro forma events and adjustments and (y) in the case of any Additional Incremental Facility then being established, assuming a full drawing of such Additional Incremental Facility (this clause (b), the “Incurrence-Based Incremental Amount”); plus (c) in the case of an Additional Incremental Facility that serves to effectively extend the maturity of any class of the Senior Facilities, any Revolving Loans, any Additional Incremental Facility, any Refinancing Loans and any Ratio Debt (as defined below), in each case, that constitutes First Lien Debt, an amount equal to the

Exh. B-6 [[6412628]] portion of the relevant facility that will be replaced by such Additional Incremental Facility, plus (d) all voluntary prepayments, loan buybacks and repurchases of the Senior Facilities (including any Additional Incremental Facility), including pursuant to the “yank-a-bank” provisions to be set forth in the Senior Facilities Documentation, and other indebtedness that constitutes First Lien Debt (in the case of revolving indebtedness, to the extent accompanied by a commitment reduction of equal amount) (other than any such indebtedness outstanding in reliance on the Fixed Incremental Amount), in each case based on the principal amount repaid (to the extent not funded with the proceeds of long-term indebtedness (other than revolving indebtedness)) (minus indebtedness previously incurred under this basket, whether incurred as an Additional Incremental Facility or under the Ratio Debt Basket); the sum of the amounts set forth in clauses (a), (b), (c) and (d) above, the “Incremental Amount”; provided that, the incurrence of any Indebtedness under any Additional Incremental Facility shall be conditioned on there being no default or event of default in existence at the time of, or immediately after giving effect thereto (subject to the LCT Provisions referred to below), provided further that, (x) unless the Borrower elects otherwise, each Additional Incremental Facility will be deemed incurred first under clause (b) of the Incremental Amount, with the balance, if applicable, incurred under clause (c) and then under clause (d) and then under clause (a), and if an Incremental Facility is incurred simultaneously in part under clause (b) and in part under clauses (c), (d) and/or (a), the Borrower shall not be required to give pro forma effect to amounts incurred under clauses (c), (d) and/or (a) when calculating availability under clause (b) and (y) Loans incurred under the Additional Incremental Facilities pursuant to clauses (a), (c) or (d) will be subject to automatic reclassification as being incurred under clause (b) upon achievement of the applicable leverage or interest coverage ratio specified in clause (b). The terms and conditions of any Additional Incremental Facility will be as agreed by the Borrowers and the lenders providing such Additional Incremental Facility, subject to parameters substantially similar to the parameters set forth in the Existing Credit Agreement (such parameters, as modified

Exh. B-7 [[6412628]] below, the “Incremental Parameters”), provided that at the time of the implementation of any Additional Incremental Facility: (i) in the case of any Additional Incremental Term Facility, if after giving effect to the incurrence thereof any Acquisition Term Loans shall remain outstanding, then such Additional Incremental Term Facility (A) will have a final maturity date no earlier than the Latest Maturity Date applicable on such date to Term Loans (including the Acquisition Term Loans) and (B) the weighted average life to maturity applicable to such Additional Incremental Term Facility will not be shorter than the remaining weighted average life to maturity of the Acquisition Term Facility (without giving effect to any prepayment that would otherwise modify the weighted average life to maturity of the Acquisition Term Facility); provided that the requirements described in clauses (A) and (B) above shall not apply to (w) any Additional Incremental Term Facility in the form of customary one year bridge loans that are convertible or exchangeable into other instruments meeting the requirements set forth in clauses (A) and (B) above, (x) any Additional Incremental Term Facility with customary prepayment terms in connection with customary escrow arrangements (the “Customary Escrow Exception”), (y) Indebtedness in an aggregate principal amount of up to the greater of (1) $925 million and (2) an amount equal to 100% of Consolidated EBITDA, calculated on a pro forma basis for the most recently ended Test Period (such amount, the “Inside Maturity Amount”) less the aggregate outstanding principal amount of Indebtedness previously incurred in reliance on the Inside Maturity Amount or (z) customary “term A” loans; (ii) in the case of any Additional Incremental Term Facility denominated in U.S. dollars that (A) consists of broadly syndicated floating rate “term B” loans secured on a pari passu basis with the Acquisition Term Loans (without regard to remedies) and (B) is scheduled to mature prior to the date that is one year after the Acquisition Term Loan Maturity Date, then the effective yield applicable to such Additional Incremental Term Facility shall not be more than 0.50% higher than the effective yield applicable to the Acquisition Term Loans (such difference, the “MFN Spread”), unless the effective yield applicable to the Acquisition Term Loans is adjusted to be equal to the effective yield applicable to

Exh. B-8 [[6412628]] such Additional Incremental Term Facility minus the MFN Spread; provided that this clause (ii) (x) will only be effective until the date that is one year after the Closing Date and (y) shall not apply in respect of (1) Additional Incremental Term Facilities in an aggregate principal amount (in the aggregate with other Additional Incremental Term Facilities excepted under this proviso) of up to the greater of $925 million and 100% of Consolidated EBITDA or (2) any Additional Incremental Facility that is incurred in connection with any acquisition or similar Investment permitted under the Acquisition Term Facility Documentation (the provisions of this clause (ii), the “MFN Provision”). The Borrowers may seek commitments in respect of the Additional Incremental Facilities from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and additional banks, financial institutions and other institutional lenders who will become Lenders in connection therewith. As used herein: “First Lien Net Leverage Ratio” means the ratio of (a) (i) debt for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or similar instruments and (iii) unreimbursed letter of credit drawings, in each case, that are secured by a lien on any assets of the Company or any of its Restricted Subsidiaries that is pari passu with the liens on the Collateral securing the Senior Facilities, excluding, for the avoidance of doubt, indebtedness in respect of capitalized leases and purchase money indebtedness (net of all unrestricted cash and cash equivalents of the Company and its Restricted Subsidiaries) to (b) Consolidated EBITDA for the most recently ended Test Period. “Total Net Leverage Ratio” means the ratio of (a) (i) debt for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, (iii) unreimbursed letter of credit drawings and (iv) indebtedness in respect of capitalized leases and purchase money indebtedness (net of all unrestricted cash and cash equivalents of the Company and its Restricted Subsidiaries) to (b) Consolidated EBITDA for the most recently ended Test Period. “Consolidated EBITDA” (and, without duplication, component definitions, including, without limitation, “Consolidated Net Income”) will be calculated and defined in a manner consistent with the Existing Credit Agreement except

Exh. B-9 [[6412628]] that it will include an adjustment for (x) the amount of pro forma “run rate” cost savings, operating expense reductions and cost synergies (but not, for the avoidance of doubt, revenue synergies) (in each case, net of amounts actually realized and only to the extent reasonably identifiable and factually supportable (in each case, as determined by the Company in good faith)) related to the Transactions that are projected by the Company in good faith to result from actions that either have been taken, with respect to which substantial steps have been taken or that are expected to be taken within 18 months of the Closing Date (in the good faith determination of the Company) and (y) the amount of pro forma “run rate” cost savings, operating expense reductions and cost synergies (but not, for the avoidance of doubt, revenue synergies) (in each case net of amounts actually realized and only to the extent reasonably identifiable and factually supportable (in each case, as determined by the Company in good faith)) related to acquisitions, dispositions and other specified transactions, or related to cost savings initiatives that are projected by the Company in good faith to result from actions that have been taken, with respect to which substantial steps have been taken or that are expected to be taken within 18 months after the date of consummation of such acquisition, disposition or other specified transaction or the initiation of such initiative (in the good faith determination of the Company); provided that the amount added to Consolidated EBITDA pursuant to clause (y) above for any Test Period shall be capped at an amount equal to 25% of Consolidated EBITDA for such Test Period (determined after giving effect to such adjustment without giving effect to this proviso). Amend and Extend Provisions: The Borrowers will have the right to offer to all lenders under a class of loans or commitments the option to extend the maturity of such lenders’ loans or commitments on customary terms substantially consistent with those set forth in the Existing Credit Agreement. Purpose: The proceeds of the Acquisition Term Loans will be used to finance all or a portion of the Transactions (including the payment of Transaction Costs). The proceeds of loans under the Incremental Revolving Facilities may be used (a) on the Closing Date (i) to finance all or a portion of the Transactions (including the payment of Transactions Costs), (ii) (A) for working capital needs, (B) for other general corporate purposes and (C) to finance the Refinancing, (iii) to finance purchase price adjustments under the Acquisition Agreement (including with respect to the

Exh. B-10 [[6412628]] amount of any cash, cash equivalents, marketable securities and/or working capital to be acquired) and (iv) to fund any other payments contemplated by the Acquisition Agreement; provided that the aggregate principal amount of loans borrowed on the Closing Date under the Incremental Revolving Facilities for the purposes described in clauses (i) (other than the payment of Transaction Costs), (ii)(B) and (iv) above (in each case, except if such purpose is also described in clause (ii)(A), (ii)(C) or (iii) above) will not exceed $50,000,000 (provided that it is understood that the Company may, notwithstanding the foregoing, draw on the Revolving Credit Commitments (as defined in the Existing Credit Agreement) to fund the Acquisition to the extent permitted under the Existing Credit Agreement); and (b) after the Closing Date, for working capital needs and other general corporate purposes (including the making of dividends and other distributions in respect of its equity interests, the repurchase of equity interests in the Company, the repayment or other retirement of indebtedness and the financing of permitted acquisitions, in each case, to the extent permitted by the Credit Agreement). Availability: The full amount of the Acquisition Term Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Acquisition Term Facility that are repaid or prepaid may not be reborrowed. Loans under the Incremental Revolving Facilities will be available on a revolving basis during the period commencing on (and including) the Closing Date, subject to the limitations set forth under “Purpose” above, and ending on the date that is five years after the Closing Date (the “Incremental Revolving Termination Date”). Amounts repaid under the Incremental Revolving Facilities may be reborrowed. ABR loans (as defined in Annex I hereto) will be available on a same-day basis. Interest Rates and Fees: As set forth on Annex I hereto.

Exh. B-11 [[6412628]] Final Maturity and Amortization: The Acquisition Term Facility will mature on the date that is seven years after the Closing Date (the “Acquisition Term Loan Maturity Date”), and, commencing on the last business day of the second full fiscal quarter ending after the Closing Date, will amortize in equal quarterly installments in an aggregate annual amount equal to 1.0% of the original principal amount of the Acquisition Term Facility, with the balance payable on the Acquisition Term Loan Maturity Date. The Incremental Revolving Facilities will mature and the commitments thereunder will terminate on the Incremental Revolving Termination Date. Guarantees: The Incremental Acquisition Facilities will be unconditionally guaranteed on a pari passu basis with all other obligations under the Existing Credit Agreement by the same Guarantors as set forth in the Existing Credit Agreement including members of the Acquired Business that are joined as Guarantors pursuant to, and in accordance with, the terms of the Existing Credit Agreement (each, a “Subsidiary Guarantor” and, together with the Borrowers, the “Loan Parties”); provided that (w) the definition of “Material U.S. Restricted Subsidiaries” set forth in the Existing Credit Agreement will be amended to (i) delete clause (a) therein, and (ii) provide that such subsidiaries shall individually have assets or revenue exceeding 10% of the total tangible assets or revenue of the Company on a consolidated basis, as applicable (or, in the case of all such subsidiaries in the aggregate, 15% of the total tangible assets or revenue of the Company on a consolidated basis, as applicable), (x) amend the definition of “Material First Tier Non-U.S. Subsidiaries” set forth in the Existing Credit Agreement to provide that such subsidiaries shall individually have assets or revenue exceeding 10% of the total tangible assets or revenue of the Company on a consolidated basis, as applicable, and (y) replace the definition of “Excluded Subsidiary” set forth in the Existing Credit Agreement with the definition set forth below. “Excluded Subsidiary” means any subsidiary of the Company that is, at any time of determination, (i) not a wholly owned subsidiary, (ii) a special purpose securitization vehicle (or similar entity), including any receivables subsidiary created pursuant to a transaction permitted under the Existing Credit Agreement, (iii) a joint venture, (iv) a not-for-profit subsidiary, (v) a captive insurance subsidiary, (vi) a controlled foreign corporation, (vii) a subsidiary of the Company that has no material assets other than (a) capital stock (or capital stock and indebtedness) of one or more direct or indirect foreign

Exh. B-12 [[6412628]] subsidiaries that are controlled foreign corporations or (b) capital stock (or capital stock and indebtedness) of a subsidiary that holds no material assets other than those described in clause (a) above (a “Foreign Subsidiary Holdco”), (viii) a subsidiary of a controlled foreign corporation or Foreign Subsidiary Holdco, (ix) an unrestricted subsidiary, (x) any foreign subsidiary, (xi) any immaterial subsidiary, (xii) a subsidiary for which the granting of a pledge or security interest would be prohibited or restricted by applicable law (including financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations), whether on the Closing Date or thereafter or by contract existing on the Closing Date, or, if such subsidiary is acquired after the Closing Date, by contract existing when such subsidiary is acquired (so long as such prohibition is not created in contemplation of such acquisition), including any requirement to obtain the consent of any governmental authority or third party (unless such consent has been obtained), (xiii) to the extent any indebtedness incurred by a Restricted Subsidiary prior to becoming a Restricted Subsidiary (and not incurred in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary) prohibits such Restricted Subsidiary (and any subsidiary thereof) from becoming a guarantor, (xiv) for which the cost of providing a guarantee is excessive in relation to the value afforded thereby (as reasonably determined in good faith by the Terex and the Administrative Agent) or (xv) any subsidiary for which the provision of a guarantee could reasonably be expected to result in adverse tax consequences (that are not de minimis) as reasonably determined in good faith by the Terex in consultation with the Administrative Agent. Security: Subject, on the Closing Date, to the Limited Conditionality Provisions, the Incremental Acquisition Facilities and the Guarantees will be secured on a pari passu basis with the other obligations under the Existing Credit Agreement by liens on the Collateral required to secure the obligations under the Existing Credit Agreement (collectively, the “Collateral”). The Collateral will not include any Excluded Assets, which will (together with the component definitions) be defined in the Amended Credit Agreement in a manner substantially consistent with the definition of such term set forth in the Existing Credit Agreement; provided that (i) the definition of “Material Owned Real Property” set forth in the Existing Credit Agreement will be amended to increase the threshold set forth therein to $25,000,000 and (ii) the definition of “Excluded Assets” will include any asset if the granting of a security interest therein could reasonably be expected to result in

Exh. B-13 [[6412628]] adverse tax consequences (that are not de minimis) as reasonably determined in good faith by the Terex in consultation with the Administrative Agent. Mandatory Prepayments: Loans under the Acquisition Term Facility shall be prepaid (without premium or penalty) with: (a) the Required Excess Cash Flow Percentage (as defined below) of Excess Cash Flow (to be defined in a manner substantially consistent with the definition of such term set forth in the Existing Credit Agreement) for each 12- month period ending December 31 (each such period, an “ECF Period”), commencing with the first full ECF Period ending after the Closing Date; provided that Excess Cash Flow prepayment obligations shall be reduced on a dollar-for-dollar basis by (i) the amount of cash paid by the Company or any of its Restricted Subsidiaries in respect of any voluntary prepayments, debt buybacks and repurchases of loans under the Acquisition Term Facility, the Revolving Loans or of any other indebtedness that constitutes First Lien Debt (in the case of any revolving indebtedness, to the extent accompanied by a commitment reduction of equal amount), (ii) restricted payments, permitted investments or permitted acquisitions, payment of an earnout or seller note or note converted from an earnout, capital expenditures and certain other cash expenditures and (iii) an amount to be agreed; provided, that unused amounts under clauses (a)(i), (a)(ii) or (a)(iii) may be used in future ECF Periods and any such amount from any succeeding ECF Period may be applied to the then- applicable ECF Period. (b) the Required Asset Sale Percentage (as defined below) of the net cash proceeds in excess of the greater of $235 million and 25% of Consolidated EBITDA per any individual transaction or series of related transactions (with only amounts in excess of such amount being subject to such prepayment obligation) received by the Company or any Subsidiary Guarantor in respect of (i) certain sales, transfers or other dispositions of Collateral pursuant to the 75% cash consideration asset sale basket or (ii) casualty or condemnation events in respect of assets constituting Collateral (but excluding business interruption insurance proceeds) (in each case, subject to reinvestment in the business of the Company or any of its Restricted Subsidiaries within 12 months following receipt (such 12-month period, the “Initial

Exh. B-14 [[6412628]] Reinvestment Period”) (or if the Company or its Restricted Subsidiaries have committed to reinvest such proceeds within the Initial Reinvestment Period, reinvestment within six months following the Initial Reinvestment Period); and (c) 100% of the net cash proceeds of issuances, offerings or placements of debt obligations of the Company and its Restricted Subsidiaries (other than net cash proceeds of any debt obligations permitted under the Amended Credit Agreement). As used herein: “Required Excess Cash Flow Percentage” means if the First Lien Net Leverage Ratio as of the last day of the applicable ECF Period is (a) greater than 3.25:1.00, 50%, (b) less than or equal to 3.25:1.00 and greater than 2.75:1.00, 25% and (c) less than or equal to 2.75:1.00, 0%. “Required Asset Sale Percentage” means (a) if the First Lien Net Leverage Ratio is greater than 3.25:1.00, 100%, (b) if the First Lien Net Leverage Ratio is less than or equal to 3.25:1.00 and greater than 2.75:1.00, 50% and (c) if the First Lien Net Leverage Ratio is less than or equal to 2.75:1.00, 0%, in each case, with the First Lien Net Leverage Ratio to be determined at the time the relevant prepayment would otherwise be required. The above described mandatory prepayments shall be applied to the remaining scheduled installments of principal of the Acquisition Term Facility as directed by the Company (or, in the case of no direction, in direct order of maturity); provided, that, in the case of any mandatory prepayment described in clauses (a) and (b) of the immediately preceding paragraph, at the Company’s option, outstanding indebtedness that is secured by the collateral on a pari passu basis may be repaid on a pro rata basis to the extent required by the terms thereof. Notwithstanding the foregoing, no mandatory prepayment under clause (c) above shall be required to the extent that the proceeds of the debt issuance are required to be applied to the prepayment of the Bridge Facility (including in respect of the Extended Term Loans). Notwithstanding the foregoing, mandatory prepayments described in clause (a) or (b) of the first paragraph of this Mandatory Prepayments section (including insurance and condemnation proceeds) will (x) be limited, in the case of non- U.S. subsidiaries, to the extent a distribution of the relevant

Exh. B-15 [[6412628]] amounts would result in material adverse tax consequences, (y) be subject to permissibility under local law of upstreaming proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) and (z) be subject to compliance with material constituent document restrictions (including as a result of minority ownership by third parties) and other material agreements (so long as any such prohibition is not created in contemplation of such prepayment). Any Lender may elect not to accept any mandatory prepayment described in clause (a) or (b) of the first paragraph of this Mandatory Prepayments section (each a “Declining Lender”). Any prepayment amount declined by a Declining Lender may be retained by the Company and the Restricted Subsidiaries and added to the “builder basket” of the Available Amount Basket. Voluntary Prepayments and Reductions in Commitments: The Incremental Acquisition Facilities may be prepaid, and commitments under the Incremental Revolving Facilities may be reduced, in whole or in part, without premium or penalty (other than as described under the heading “Acquisition Term Loan Prepayment Fee” below and subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Fixed Rate borrowings other than on the last day of the relevant interest period), in minimum amounts and in accordance with the notice requirements substantially consistent with those set forth in the Existing Credit Agreement. Acquisition Term Loan Prepayment Fee: Notwithstanding the foregoing, in the event that, prior to the six-month anniversary of the Closing Date, (i) the Company prepays any loans under the Acquisition Term Facility in connection with a Repricing Transaction (to be defined in a manner substantially consistent with the definition of such term set forth in Existing Credit Agreement, except such definition shall be limited to transactions the primary purpose of which is to reduce the effective interest cost or weighted average yield of the Acquisition Term Facility) or (ii) the Amended Credit Agreement is amended to effect a Repricing Transaction in respect of the Acquisition Term Facility and a Lender is required to assign loans under the Acquisition Term Facility as a result of its failure to consent to such amendment, then the loans so prepaid or so assigned, as the case may be, will be accompanied by a payment of 1.00% of the aggregate principal amount thereof; provided that such premium shall not apply to any prepayment or amendment in connection with (a) Transformative Transaction (to be defined in the Amended Credit Agreement to be (1) any acquisition, similar Investment

Exh. B-16 [[6412628]] or disposition that (x) is not permitted by the terms of the Amended Credit Agreement or (y) if permitted by the terms of the Amended Credit Agreement, would not provide the Company and its subsidiaries with adequate flexibility under the Amended Credit Agreement for the continuation and/or expansion of their operations following the consummation of such acquisition, Investment or disposition, as determined by the Company in good faith), (2) any material acquisition that involves an upsize of the Acquisition Term Facility or (3) any material disposition that involves a downsize of the Acquisition Term Facility, (b) any material acquisition or similar Investment, (c) any material dispositions or (d) any Change in Control. Senior Facilities Documentation: The Incremental Acquisition Facilities will be established pursuant to, and in accordance with, Section 2.27 of the Existing Credit Agreement and will be documented as an amendment to the Existing Credit Agreement (the “Senior Facilities Documentation”), which will provide that the Existing Credit Agreement will be amended to contain the terms and conditions set forth in the Commitment Letter (subject, to the extent applicable, to the Flex Provisions) (as so amended, the “Amended Credit Agreement”). The Senior Facilities Documentation will be negotiated in good faith by the Company and the Commitment Parties giving effect to the Limited Conditionality Provisions. For purposes hereof, including the Commitment Letter and all attachments thereto, the terms “substantially similar to the Existing Credit Agreement,” “consistent with the Existing Credit Agreement,” and words of similar import mean substantially the same as the Existing Credit Agreement with modifications (a) as are necessary to reflect the terms specifically set forth in the Commitment Letter (including the exhibits thereto) and the Fee Letters, (b) to reflect any changes in law or accounting standards since the date of the Existing Credit Agreement, (c) to accommodate the structure of the Acquisition, (d) to permit reclassification among the baskets of each applicable negative covenant, (e) in the event of an OID Increase, to reflect a corresponding increase to the leverage ratios set forth herein to reflect the higher Closing Date leverage resulting therefrom, (f) to include customary “net short” provisions reasonably acceptable to the Arrangers (including exceptions for, among other things, regulated banks and revolving credit facility lenders and their respective affiliates) and (g) to the extent not inconsistent with the terms of the Commitment Letter (including all exhibits thereto), as

Exh. B-17 [[6412628]] agreed by the Company and the Arrangers after good faith consideration of comments from the Arrangers and the syndicate of Lenders, on one hand, or the Company, on the other (the “Incremental Documentation Principles”). LCT Provisions: To the extent that the Amended Credit Agreement requires (a) compliance with any financial ratio or test, (b) the absence of any default or event of default (or any type of default or event of default), (c) the accuracy of any representation or warranty or (d) compliance with availability under any basket (including any basket measured as a percentage of Consolidated EBITDA or consolidated total assets), in each case, as a condition to the consummation or making of any acquisition or similar Investment, any disposition and/or any Restricted Payment or Restricted Debt Payment (and/or, in each case, the consummation of any related transaction, including any related assumption or incurrence of any Indebtedness (other than the incurrence of Revolving Loans) or liens and/or any designation of Restricted Subsidiaries or unrestricted subsidiaries), the determination of whether the relevant condition is satisfied may be made, at the election of the Company: (i) in the case of any acquisition or similar Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement (or at the time of the commencement of a tender or similar offer) therefor or (y) the consummation thereof; (ii) in the case of any disposition, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement therefor or (y) the consummation thereof; and/or (iii) in the case of any Restricted Payment or Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice therefor or (y) the making of such Restricted Payment or Restricted Debt Payment; in each case, after giving effect on a pro forma basis to the relevant acquisition, Investment, disposition, Restricted Payment and/or Restricted Debt Payment (and the related transactions) (the foregoing, the “LCT Provisions”).

Exh. B-18 [[6412628]] Representations and Warranties: Subject, on the Closing Date, to the Limited Conditionality Provisions, substantially similar to those set forth in the Existing Credit Agreement, limited to the following: organization, corporate power, authorization and enforceability; governmental approvals; accuracy of financial statements; no material adverse change; title to properties and possession under leases; subsidiaries; absence of material litigation; no violation of agreements or instruments; compliance with laws (including benefits, margin regulations and environmental laws); filing of material tax returns and payment of material taxes; inapplicability of the Investment Company Act; solvency; use of proceeds; insurance; labor matters; locations of material owned real property; environmental matters; accuracy of information; OFAC and sanctioned persons; FCPA and other anti-bribery; PATRIOT Act and other anti-money laundering; and validity, priority and perfection of security interests in the Collateral. Conditions Precedent to Initial Borrowing: The availability of the Incremental Acquisition Facilities on the Closing Date will be subject only to the applicable conditions precedent set forth in Section 6 of, and Exhibit D to, the Commitment Letter. Conditions Precedent to all Borrowings after the Closing Date: Substantially similar to those set forth in the Existing Credit Agreement, limited to the following: delivery of notice, accuracy of representations and warranties in all material respects (or, if qualified by materiality, in all respects) and absence of Defaults and Events of Default. Affirmative Covenants: Substantially similar to those set forth in the Existing Credit Agreement, limited to the following: maintenance of corporate existence and rights; performance of obligations; delivery of audited financial statements, unaudited consolidated financial statements and other financial information and notices of default, litigation and other items that could reasonably be expected to result in a material adverse effect; maintenance of properties in working order; maintenance of reasonably satisfactory insurance; compliance with laws (including benefits and environmental laws) in all material respects; preparation of environmental reports; use of proceeds; maintenance of records and inspection of books and properties; maintenance of ratings; further assurances; OFAC and sanctioned persons; FCPA and other anti-bribery; PATRIOT ACT and other anti-money laundering; Significant Control Regime; and payment of material taxes and other obligations.

Exh. B-19 [[6412628]] Notwithstanding the foregoing, the following Affirmative Covenants will be revised as follows: (a) the reporting covenant will be revised to (i) require “consolidated” financial statements only (i.e., by removing the “consolidating” requirement) and (ii) permit qualifications and exceptions in the audit opinion for (1) an upcoming maturity date, (2) any potential inability to satisfy any financial covenant on a future date or for a future period, (3) a breach of any financial covenant and (4) the activities, operations, financial results, assets or liabilities of any unrestricted subsidiary; and (b) the materiality qualifiers in the following covenants shall be revised to use a “material adverse effect” standard: (i) existence (other than with respect to any Borrower), business and properties, (ii) insurance, (iii) obligations and taxes, (iv) employee benefits, (v) compliance with environmental laws and (vi) preparation of environmental reports. Negative Covenants: Substantially consistent with those set forth in the Existing Credit Agreement, except: (a) the covenant limiting Indebtedness (to be defined in a manner substantially consistent with the definition of such term set forth in the Existing Credit Agreement), will include exceptions for: (i) an unlimited amount of Indebtedness incurred by the Company or any of its Restricted Subsidiaries, so long as (x) no default or event of default exists or would result therefrom and (y) after giving pro forma effect thereto (this clause (a)(i), the “Ratio Debt Basket”, and the debt incurred hereunder, “Ratio Debt”): (A) if such debt constitutes First Lien Debt, the First Lien Net Leverage Ratio does not exceed (1) 2.75:1.00 or (2) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the greater of (X) 2.75:1.00 and (Y) the First Lien Net Leverage Ratio immediately prior thereto;

Exh. B-20 [[6412628]] (B) if such debt constitutes Junior Lien Debt, at the election of the Company, either (1) the Total Net Leverage Ratio does not exceed (X) 3.75:1.00 or (Y) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the greater of (I) 3.75:1.00 and (II) the Total Net Leverage Ratio immediately prior thereto or (2) the Interest Coverage Ratio is not less than (X) 2.00:1.00 or (Y) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the lesser of (I) 2.00:1.00 and (II) the Interest Coverage Ratio immediately prior thereto; or (C) if such debt is unsecured, at the election of the Company, either (1) the Total Net Leverage Ratio does not exceed (X) 4.00:1.00 or (Y) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the greater of (I) 4.00:1.00 and (II) the Total Net Leverage Ratio immediately prior thereto or (2) the Interest Coverage Ratio (as defined below) is not less than (X) 2.00:1.00 or (Y) if incurred in connection with any acquisition or other similar Investment permitted by the Senior Facilities Documentation, the lesser of (I) 2.00:1.00 and (II) the Interest Coverage Ratio immediately prior thereto; provided that (w) the aggregate outstanding principal amount of Ratio Debt incurred or guaranteed by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed the greater of $465 million and 50% of Consolidated EBITDA (the “Non-Guarantor Debt Cap”), (x) the relevant ratio test will be calculated on a pro forma basis as of the end of the most recently completed Test Period, including the application of the proceeds thereof (but without “netting” the cash proceeds thereof or of any debt incurred concurrently therewith), giving effect to any related transaction in connection therewith and all customary pro forma events and adjustments, (y) the Acquisition Term Loans will benefit from the MFN Provision

Exh. B-21 [[6412628]] as a result of the issuance or incurrence of any Ratio Debt in the form of U.S. dollar denominated, broadly syndicated floating rate “term B” loans secured on a pari passu basis with the Acquisition Term Loans (without regard to remedies) and (z) the maturity and weighted average life to maturity restrictions set forth in the Incremental Parameters and all related baskets, thresholds and exceptions shall apply to Ratio Debt; (ii) so long as no default or event of default exists or would result therefrom, Indebtedness assumed in connection with any acquisition or similar Investment, or purchase money indebtedness or capital lease obligations incurred in the ordinary course of business in an aggregate outstanding principal amount not to exceed the sum of (A) the greater of $280 million and 30% of Consolidated EBITDA and (B) an unlimited additional amount, so long as in the case of this clause (B), after giving pro forma effect thereto, and to any related transactions in connection therewith and all customary pro forma events and adjustments, the First Lien Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio, as applicable, that would apply if such Indebtedness were incurred pursuant to the Ratio Debt Basket does not exceed the applicable ratio test thereunder; (iii) debt of Non-U.S. Subsidiaries in an aggregate outstanding principal amount not to exceed the greater of $695 million and 75% of Consolidated EBITDA; (iv) (A) Indebtedness in an amount equal to the Available Amount (to the extent not applied to make Investments, Restricted Debt Payments, or Restricted Payments in reliance on the Available Amount) plus (B) Indebtedness utilizing the unused amount of the General Restricted Payment Basket (as defined below) (with the Available Amount or the General Restricted Payment Basket, as applicable, to be reduced by the amount of such Indebtedness outstanding under this clause (iv) on a dollar-for-dollar basis);

Exh. B-22 [[6412628]] (v) so long as no default or event of default exists or would result therefrom, a general debt basket in an aggregate outstanding principal amount not to exceed the greater of $695 million and 75% of Consolidated EBITDA (the “General Debt Basket”); (vi) debt in respect of Retained Recourse Equipment Loans so long as the Retained Recourse Amount does not exceed $1,000,000,000; (vii) debt in respect of any Additional L/C Facility; provided that (x) Additional L/C Exposure shall not exceed $400,000,000 at any time and (y) the sum of L/C Exposure and the Additional L/C Exposure shall not exceed $500,000,000 at any time; (viii) debt in respect of Contract Loans; provided that the Aggregate Contract Loan Exposure at any time shall not exceed $500,000,000; and (ix) a customary incremental equivalent debt basket; provided that such incremental equivalent debt may be incurred by the Company or any Subsidiary Guarantor and (A) shall be subject to, and shall constitute usage of, the Incremental Amount, (B) if secured, may not be secured by any assets other than Collateral (subject to customary exceptions to be agreed), (C) if guaranteed, may not be guaranteed by any person that is not a Loan Party (subject to customary exceptions to be agreed), (D) shall be subject to the limitations on maturity and weighted average life to maturity applicable to Additional Incremental Facilities and (E) in the case of U.S. dollar denominated, broadly syndicated floating rate “term B” loans secured on a pari passu basis with the Acquisition Term Loans (without regard to remedies), shall be subject to the MFN Provision (including all qualifications and exclusions thereto); (b) the covenant limiting Liens (to be defined in a manner substantially consistent with the definition of such term set forth in the Existing Credit Agreement), will include exceptions for:

Exh. B-23 [[6412628]] (i) Liens securing Indebtedness or any other obligation in an aggregate outstanding principal amount not to exceed the greater of $925 million and 100% of Consolidated EBITDA (the “General Liens Basket”), which may be secured on a pari passu basis with the Senior Facilities; (ii) Liens on receivables of Non-U.S. Subsidiaries in respect of performance bonds and similar obligations in an aggregate principal amount not to exceed $200,000,000; and (iii) any Lien securing Indebtedness incurred under clause (iv) of the exceptions under the Indebtedness covenant described above; (c) the covenant limiting dividends or distributions on, or redemptions or repurchases of Equity Interests (collectively, “Restricted Payments”), will include exceptions for: (i) so long as no default or event of default exists or would result therefrom, any Restricted Payment so long as the Total Net Leverage Ratio, calculated on a pro forma basis as of the end of the most recently completed Test Period, does not exceed 3.50:1.00; (ii) a general Restricted Payments basket in an amount not to exceed $300,000,000 during any fiscal year (the “General Restricted Payment Basket”); (d) the covenant limiting the purchase, holding or acquisition of Equity Interests, evidence of indebtedness or other securities or the making of loans, advances and other investments (“Investments”), will include exceptions for: (i) so long as no default or event of default exists or would result therefrom, any Investment in joint ventures in Related Businesses and any Investment in Unrestricted Subsidiaries so long as either (A) the Total Net Leverage Ratio, calculated on a pro forma basis as of the end of the most recently completed Test Period, does not exceed 3.75:1.00 or (B) the aggregate outstanding amount of all Investments made pursuant to this clause (d)(i) at any time when the Total Net Leverage Ratio exceeds 3.75:1.00

Exh. B-24 [[6412628]] does not exceed an amount equal to the greater of (1) $465 million and (2) an amount equal to 50% of Consolidated EBITDA (the “JV Investments Basket”); (ii) Investments by the Company and any Restricted Subsidiary in the Company or any Restricted Subsidiary; provided that the aggregate outstanding amount of Investments by the Company or any Subsidiary Guarantor in any Restricted Subsidiary that is not a Subsidiary Guarantor shall not exceed $250,000,000 at any time; (iii) other Investments in an aggregate outstanding amount equal to the greater of (A) $925 million and (B) an amount equal to 100% of Consolidated EBITDA; (iv) any Investment so long as the Total Net Leverage Ratio, calculated after giving effect thereto on a pro forma basis as of the most recently completed Test Period, does not exceed the greater of (A) 3.75:1.00 and (B) the Total Net Leverage Ratio immediately prior thereto; (v) so long as no default or event of default exists or would result therefrom, any Investment consisting of purchase money loans or lease or other financing to customers to finance the acquisition or lease by such customers of certain equipment so long as either (A) the Total Net Leverage Ratio, calculated on a pro forma basis as of the end of the most recently completed Test Period, does not exceed 3.75:1.00 or (B) the aggregate outstanding amount of all Investments made pursuant to this clause (d)(v) at any time when the Total Net Leverage Ratio exceeds 3.75:1.00 does not exceed $2,000,000,000; (vi) Investments in JV Finco in an aggregate outstanding amount not to exceed $200,000,000; (vii) Investments to fund supplemental executive retirement plan obligations in an aggregate outstanding amount not to exceed $200,000,000; and

Exh. B-25 [[6412628]] (viii) so long as no default or event of default exists or would result therefrom, any Investment in connection with employee stock repurchases so long as either (A) the Total Net Leverage Ratio, calculated on a pro forma basis as of the end of the most recently completed Test Period, does not exceed 3.75:1.00 or (B) the aggregate outstanding amount of all Investments made pursuant to this clause (d)(viii) at any time when the Total Net Leverage Ratio exceeds 3.75:1.00 does not exceed $50,000,000; (e) the covenant limiting transactions with affiliates will include an exception for transactions involving payments by the Company or any of its Restricted Subsidiaries not in excess of $25,000,000; (f) the covenants limiting the prepayment, redemption and repurchase in cash by the Company or its Restricted Subsidiaries of any Indebtedness for borrowed money and limiting amendments of documentation governing such Indebtedness will apply only to Indebtedness that is contractually subordinated to the Senior Facilities (“Restricted Debt Payments”) and will include an exception for AHYDO catch-up payments with respect to such Indebtedness; (g) the covenant limiting amendments to other Indebtedness and Agreements will be deleted in its entirety; and (h) the covenant limiting Sale and Leasebacks will include an exception for Sale and Leasebacks in an aggregate outstanding amount not to exceed 2.0% of consolidated tangible assets. The limitations on Restricted Payments, Investments and Restricted Debt Payments will be subject to exceptions in the amount of a building basket (the “Available Amount”) in a cumulative amount equal to: (a) an amount equal to the greater of $465 million and 50% of Consolidated EBITDA, plus (b) an amount (the “Builder Amount”) based on the greatest of:

Exh. B-26 [[6412628]] (i) the retained portion of Excess Cash Flow (i.e., Excess Cash Flow not otherwise required to be applied to prepay the Acquisition Term Loans), which will accumulate on an annual basis ending December 31 (commencing with the first full 12-month period ending after the Closing Date), and which will not be less than zero for any such annual period; (ii) 50% of cumulative Consolidated Net Income (which will not be less than zero); or (iii) Cumulative Consolidated EBITDA less 1.5x consolidated fixed charges. Financial Covenants: With respect to the Acquisition Term Facility: None. With respect to the Incremental Revolving Facilities: a maximum First Lien Net Leverage Ratio of 3.00:1.00 (the “Financial Covenant”), which will apply only under the circumstances set forth below. The Financial Covenant will be tested only in the event that on the last day of any fiscal quarter of the Company for which financial statements have been, or are required to be, delivered (with measurement to commence, if applicable, as of the last day of the first full fiscal quarter after the Closing Date), the sum of (a) the aggregate principal amount of all loans outstanding under the Incremental Revolving Facilities (but excluding, for the first eight fiscal quarters after the Closing Date, any such loans used to fund OID payable on the Closing Date) and (b) the aggregate amount of all outstanding Letters of Credit (but excluding (i) all Letters of Credit that have been backstopped or cash collateralized in a manner to be set forth in the Amended Credit Agreement and (ii) undrawn Letters of Credit in an aggregate face amount not to exceed $20 million) exceeds 30% of the Revolving Credit Commitments. Events of Default: Substantially consistent with those set forth in the Existing Credit Agreement (and subject to grace periods, thresholds and exceptions substantially consistent with those set forth in the Existing Credit Agreement); provided that (i) incorrectness of representations and warranties, if capable of being cured, shall be subject to a 30-day cure period after written notice thereof from the Agent, (ii) bankruptcy and insolvency events of default shall not apply to immaterial subsidiaries, (iii) there shall be a two-year limitation on using items disclosed in

Exh. B-27 [[6412628]] writing by the Company to the Agent or included in the Company’s public filings on Forms 8-K, 10-Q or 10-K as a basis for defaults or events of default (provided that such limitation shall not apply to the extent the Agent or the Lenders have commenced remedial action within such two-year period) and (iv) the thresholds for cross-defaults, judgment defaults and ERISA defaults shall be increased to the greater of (x) $150 million and (y) an amount equal to 15% of Consolidated EBITDA. Voting: Substantially consistent with the terms set forth in the Existing Credit Agreement. Defaulting Lenders: Substantially consistent with the terms set forth in the Existing Credit Agreement. Cost and Yield Protection: Substantially consistent with the terms set forth in the Existing Credit Agreement. Assignments and Participations: Substantially consistent with the terms set forth in the Existing Credit Agreement. Expenses, Indemnification and Other Miscellaneous Provisions: Substantially consistent with the terms set forth in the Existing Credit Agreement. Governing Law: New York. Counsel to the Agent and Arranger: Cravath, Swaine & Moore LLP.

ANNEX I TO EXHIBIT B Annex I-1 [[6412628]] Interest Rates: The Borrowers may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to (a) in the case of Loans denominated in Dollars, (i) ABR plus the Applicable Percentage or (ii) Term SOFR plus the Applicable Percentage, (b) in the case of Loans denominated in Euros, the EURIBO Rate plus the Applicable Percentage, (c) in the case of Loans denominated in Australian Dollars, the Bank Bill Rate plus the Applicable Percentage and (d) in the case of Loans denominated in Pounds, Daily Simple SONIA plus the Applicable Percentage. The Borrowers may elect interest periods of (a) in the case of any borrowings in Term SOFR, 1, 3 or 6 months, (b) in the case of any other Fixed Rate Borrowing, on customary terms substantially consistent with those set forth in the Existing Credit Agreement. Calculation of interest shall be on the basis of the actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans at times when ABR is calculated by reference to the Prime Rate) and interest shall be payable at the end of each interest period and, in any event, at least every three months. “ABR” means, for any day, a rate per annum equal to the greater of (a) rate of interest per annum determined from time to time by the Agent as its prime rate in effect at its principal office in New York (the “Prime Rate”), (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Term SOFR for a one month tenor in effect on such day plus 1.00%; provided that in no event shall ABR as so determined ever be less than 1.00%. “Applicable Credit Rating” means, at any time, the public corporate rating from S&P and the public corporate family rating from Moody’s, in each case of the Company at such time. “Applicable Percentage” means: (a) with respect to the Acquisition Term Facility, (i) 1.00% per annum in the case of Acquisition Term Loans bearing interest by reference to ABR and (ii) 2.00% per annum in the case of Acquisition Term Loans bearing interest by reference to Term SOFR (other than pursuant to clause (c) of the definition of ABR); and

Annex I-2 [[6412628]] (b) with respect to the Incremental Revolving Facilities, (i) 0.625% per annum in the case of Revolving Loans bearing interest by reference to ABR, (ii) 1.625% per annum in the case of any Revolving Loans bearing interest by reference to Term SOFR (other than pursuant to clause (c) of the definition of ABR), the EURIBO Rate or the Bank Bill Rate and (iii) 1.625% per annum in the case of any Revolving Loans bearing interest by reference to Daily Simple SONIA; provided that, in each case, the Applicable Percentage will be increased by 0.25% if the Applicable Credit Rating is not at least Ba2 (stable) from Moody’s and BB (stable) from S&P as of the Closing Date. Following delivery of the Company’s financial statements for the first full fiscal quarter after the Closing Date, the Applicable Percentage for the Acquisition Term Facility and the Incremental Revolving Facilities will be subject to two stepdowns of 0.25% per annum based on achievement and maintenance of First Lien Net Leverage Ratio levels of 0.90:1.00 and 0.40:1.00, respectively. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). “Term SOFR” means: (a) for any calculation with respect to a SOFR loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date (as defined in the Existing Credit Agreement) with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR

Annex I-3 [[6412628]] Reference Rate for such tenor was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and (b) for any calculation with respect to an ABR loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided that in no event shall the Term SOFR as so determined ever be less than zero. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by the Agent in its reasonable discretion). “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. Facility Fees: A per annum fee of 0.375% will accrue on the aggregate amount of commitments under the Incremental Revolving

Annex I-4 [[6412628]] Facilities (whether used or unused), payable by the Company in arrears at the end of each quarter and upon the termination of the applicable Incremental Revolving Facility, in each case for the actual number of days elapsed over a 360-day year (such fees, the “Facility Fees”). The Facility Fees shall be distributed to the Revolving Lenders pro rata in accordance with the amount of each such Lender’s commitment under the Incremental Revolving Facilities. L/C Participation and Issuing Bank Fees: As set forth in the Existing Credit Agreement. Default Rate: As set forth in the Existing Credit Agreement.

EXHIBIT C Exh. C-1 [[6412628]] Project Fort $750,000,000 Senior Unsecured Bridge Facility Summary of Principal Terms and Conditions Capitalized terms used but not defined in this Exhibit C shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit C is attached (the “Commitment Letter”) or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit C shall be determined by reference to the context in which it is used. Borrower: Terex Corporation (for the purposes of this Exhibit C, the “Borrower”) Agent: The Agent under the Acquisition Term Facility will act as sole administrative agent (in such capacity, the “Bridge Agent”) for a syndicate of banks, financial institutions and other institutional lenders reasonably acceptable to the Borrower (collectively, the “Bridge Lenders”), and will perform the duties customarily associated with such roles. Lead Arrangers and Bookrunners: The Arrangers under the Acquisition Term Facility will act as the lead arrangers and bookrunners for the Bridge Facility (as defined below), and will perform the duties customarily associated with such roles. Bridge Loans: The Bridge Lenders will provide a senior unsecured increasing rate bridge facility (the “Bridge Facility”, and the loans thereunder, the “Bridge Loans”) in an aggregate principal amount equal to (i) $750,000,000 less (ii) any Commitment Reduction applied to the Bridge Facility less (iii) the aggregate amount of gross cash proceeds provided by Notes or other Securities issued on or prior to the Closing Date by the Borrower or any of its subsidiaries (including any Notes issued into escrow). Purpose: The proceeds of the Bridge Loans will be used on the Closing Date, together with cash on hand and the proceeds from the borrowing under the Acquisition Term Facility, to finance the Transactions (including the Transaction Costs). Availability: The Bridge Loans will be available for drawing on the Closing Date. Repayments and prepayments of the Bridge Loans may not be reborrowed. Any commitments, if any, in respect of Bridge Loans that are not funded on the Closing Date shall automatically terminate.

Exh. C-2 [[6412628]] Interest Rates: The Bridge Loans will bear interest at a rate per annum equal to Term SOFR (for interest periods of 1, 3 or 6 months, as selected by the Borrower), plus an increasing spread as described below (as applicable, the “Spread”). The Spread will be (i) 3.00% per annum (for the three month period beginning on the Closing Date), (ii) 3.50% per annum (for the three month period beginning three months after the Closing Date), (iii) 4.00% per annum (for the three month period beginning six months after the Closing Date) and (iv) 4.50% per annum (for the three month period beginning nine months after the Closing Date); provided that if, as of the first day of any interest period, the Borrower does not have ratings on its senior unsecured debt securities of (x) at least Ba3 (stable) from Moody’s and (y) at least BB- (stable) from S&P, each of the percentages per annum set forth above shall increase by 50 basis points for such interest period (and, for the avoidance of doubt, thereafter, such 50 basis points increase will not be applicable to any subsequent interest period if, as of the first day of such interest period, the Borrower does have ratings on its senior unsecured debt securities of (x) at least Ba3 (stable) from Moody’s and (y) at least BB- (stable) from S&P). Notwithstanding the foregoing, interest on the Bridge Loans shall not exceed the Total Cap (as defined in the Arranger Fee Letter), in each case, without giving effect to any default interest. Interest will be payable in cash quarterly in arrears, on the Initial Bridge Loan Maturity Date and on the date of any prepayment of the Bridge Loans. Calculation of interest will be on the basis of actual days elapsed in a year of 360 days. For amounts outstanding after the Initial Bridge Loan Maturity Date, interest will be payable on demand at the default rate. SOFR shall be deemed to be not less than 0.00% (and will not be subject to a credit spread adjustment). Default Rate: The applicable interest rate plus 2.0% per annum, payable on overdue amounts. Guarantees: All obligations of the Borrower under the Bridge Facility will be unconditionally guaranteed (the “Bridge Guarantees”) on a senior unsecured basis by each subsidiary of the Borrower that guarantees the Acquisition Term Facility (each, a “Subsidiary Bridge Guarantor”). Each Bridge Guarantee will be automatically released on terms and subject to conditions customary for Rule 144A high-yield securities (including upon the release of the corresponding guarantees of the Senior

Exh. C-3 [[6412628]] Facilities, unless such release is made in connection with the payment in full of the Senior Facilities). Security: None (including in respect of the Extended Term Loans). Documentation: The definitive documentation with respect to the Bridge Facility (the “Bridge Loan Documentation”) will (i) be negotiated in good faith, giving effect to the Limited Conditionality Provisions, (ii) be based upon that certain unsecured notes indenture dated April 1, 2021, among the Borrower, the subsidiary guarantors party thereto and HSBC Bank USA, National Association, as trustee (the “Precedent Indenture”), subject to customary mechanical changes to reflect the nature of the Bridge Loans as loans and the documentation as a loan agreement rather than an indenture, (iii) contain the terms and conditions consistent with those set forth in the Commitment Letter and this Exhibit C after giving effect to any applicable “market flex” pursuant to the Arranger Fee Letter, (v) be modified to increase all baskets and thresholds to be sized proportionally to the Borrower’s current EBITDA and (vi) be modified as may be mutually agreed by the Borrower and the Bridge Agent to reflect the operational and agency requirements of the Bridge Agent (the “Bridge Loan Documentation Principles” and, together with the Incremental Documentation Principles, the “Documentation Principles”). Maturity, Conversion and Exchange: The Bridge Loans will have an initial maturity date that is the first anniversary of the Closing Date (the “Initial Bridge Loan Maturity Date”). On the Initial Bridge Loan Maturity Date, any Bridge Loan that has not been previously repaid in full will be, subject to the absence of a bankruptcy event of default, automatically converted into a senior unsecured term loan (each an “Extended Term Loan”) due on the date that is eight years after the Closing Date (the “Extended Maturity Date”) in an aggregate principal amount equal to the aggregate principal amount of Bridge Loans so converted. The date on which Bridge Loans are converted into Extended Term Loans is referred to as the “Conversion Date”. At any time on or after the Conversion Date, at the option of the applicable Bridge Lender upon not less than five business days’ notice, the Extended Term Loans may be exchanged by the holders thereof in whole or in part for senior unsecured exchange notes (the “Exchange Notes”) having an equal principal amount; provided that no Exchange Notes shall be issued until the Borrower shall have received requests to issue at least $250 million in aggregate principal amount of Exchange

Exh. C-4 [[6412628]] Notes (or such lesser principal amount as represents all of the outstanding Extended Term Loans). The Extended Term Loans will be governed by the provisions of the Bridge Loan Documentation and will have the same terms as the Bridge Loans except as expressly set forth herein or on Annex I hereto. The Exchange Notes will be issued pursuant to an indenture that will have the terms set forth on Annex II hereto. Mandatory Prepayments: The Bridge Loans shall be prepaid (without premium or penalty) at 100% of the outstanding principal amount thereof plus accrued and unpaid interest with, subject to certain exceptions to be agreed upon, (i) the net proceeds from the incurrence, issuance, offering or placement of any long-term debt for borrowed money (other than borrowings under the Incremental Revolving Facilities) or equity securities by the Borrower or any of its subsidiaries, in each case incurred or issued after the Closing Date (with such proceeds being applied to repay the Bridge Loans prior to the repayment of loans outstanding under the Senior Facilities), provided that in the event any Bridge Lender (or any of its affiliates) purchases debt securities from the Borrower or any of its subsidiaries at a price above that which such Bridge Lender (or affiliate) has reasonably determined such debt securities can be resold by such Bridge Lender (or affiliate) to a bona fide third party at the time of such purchase (and notifies the Borrower thereof), the net cash proceeds received by the Borrower or such subsidiary in respect of such debt securities may, at the option of such Bridge Lender, be applied first to prepay the Bridge Loans of such Bridge Lender prior to being applied to prepay the Bridge Loans held by other Bridge Lenders, and (ii) the net proceeds in excess of $50 million from any non-ordinary course asset sales by the Borrower or any of its subsidiaries (including proceeds from the sale of equity securities of any subsidiary of the Borrower) in excess of the amount reinvested or required to be paid to the lenders under the Senior Facilities. Notwithstanding the foregoing, all mandatory prepayments under clause (ii) above (including insurance and condemnation proceeds) will (x) be limited, in the case of non-U.S. subsidiaries, to the extent a distribution of the relevant amounts would result in material adverse tax consequences, (y) be subject to permissibility under local law of upstreaming proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) and

Exh. C-5 [[6412628]] (z) be subject to compliance with material constituent document restrictions (including as a result of minority ownership by third parties) and other material agreements (so long as any such prohibition is not created in contemplation of such prepayment). Voluntary Prepayments: The Bridge Loans may be repaid, in whole or in part without premium or penalty, at the option of the Borrower at any time upon one business days’ prior written notice, at a price equal to 100% of the principal amount thereof, plus all accrued and unpaid interest and fees to, but not including, the date of repayment. Scheduled Amortization: None. Representations and Warranties: Subject, on the Closing Date, to the Limited Conditionality Provisions, substantially similar to the Acquisition Term Facilities Documentation relating to the Borrower and its restricted subsidiaries, giving regard to the Bridge Loan Documentation Principles (and in any event such representations and warranties shall not be more restrictive to the Borrower and its subsidiaries than those set forth in the documentation for the Senior Facilities). Change of Control: Each holder of the Bridge Loans will be entitled to require the Borrower, and the Borrower shall offer, to repay the Bridge Loans held by such holder, at a price of 100% of the principal amount thereof, plus all accrued fees and all accrued and unpaid interest to, but not including, the date of repayment, upon the occurrence of a “change of control” (to be defined in a manner consistent with the Bridge Loan Documentation Principles). Conditions Precedent to Borrowing: The borrowing under the Bridge Facility will be subject only to the applicable conditions precedent set forth in Section 6 of, and Exhibit D to, the Commitment Letter. Covenants: The Bridge Loan Documentation will contain such affirmative and negative covenants consistent, to the extent applicable, with those contained in the Precedent Indenture after giving effect to the Bridge Loan Documentation Principles (but in any event, no more restrictive, taken as a whole, than those applicable to the Acquisition Term Facility; provided that the cumulative amount under the builder basket for restricted payments under the Bridge Loan Documentation will be included in such builder basket. The Bridge Loan Documentation will not include any financial covenants.

Exh. C-6 [[6412628]] The Bridge Loan Documentation will include a customary covenant for the Borrower and its restricted subsidiaries to use their commercially reasonable efforts to issue Notes to refinance the Bridge Loans. Events of Default: Subject, on the Closing Date, to the Limited Conditionality Provisions, events of default will be subject to materiality levels, default triggers, grace and cure periods and/or exceptions consistent with the Precedent Indenture after giving effect to the Bridge Loan Documentation Principles (but in any event no more restrictive than those applicable to the Acquisition Term Facility). In case an event of default shall occur and be continuing, the holders of at least 50% in aggregate principal amount of the Bridge Loans then outstanding, by notice in writing to the Borrower, may declare the principal of, and all accrued interest on, all Bridge Loans to be due and payable immediately. If a bankruptcy or insolvency event of the Borrower occurs, the principal of and accrued interest on the Bridge Loans will be immediately due and payable without any notice, declaration or other act on the part of the holders of the Bridge Loans. An acceleration notice may be annulled and past defaults (except for monetary defaults not yet cured) may be waived by the holders of a majority in aggregate principal amount of the Bridge Loans. Voting: Substantially similar to the Senior Facilities Documentation, with such changes and additions as are necessary and appropriate in connection with the Bridge Loans. Amendments and waivers of the Bridge Loan Documentation will require the approval of Bridge Lenders (the “Required Bridge Lenders”) holding at least a majority of the aggregate amount of the Bridge Loans or the Extended Term Loans, as applicable, except that (i) the consent of each affected Bridge Lender shall be required with respect to, among other things, (A) increases in the commitment of such Bridge Lender, (B) reductions or forgiveness of principal, interest or fees payable to such Bridge Lender (provided that a waiver of a default and a waiver or amendment to the terms of any mandatory prepayment or any obligation to pay the Default Rate will not constitute a reduction of interest for this purpose or an extension of the dates of payment thereof), (C) extensions of final maturity of, or dates for payment of interest on, the loans or commitments of such Bridge Lender, (D) modifications to certain provisions requiring the pro rata treatment of Bridge Lenders and (E) additional conditions on

Exh. C-7 [[6412628]] exchanging such Bridge Lender’s Bridge Loans or Extended Term Loans for Exchange Notes, and (ii) the consent of each Bridge Lender shall be required with respect to, among other things, (A) reductions in the percentage contained in the definition of “Required Bridge Lenders” and (B) releases of all or substantially all of the value of the Bridge Guarantees (other than in connection with permitted asset sales). Cost and Yield Protection: Consistent with the Senior Facilities Documentation. Assignments and Participations: Subject to the provisions of Section 3 of the Commitment Letter, the Bridge Lenders shall have the right to assign their interest in the Bridge Loans in whole or in part after consultation with, but without the consent of, the Borrower; provided, however, that prior to the date that is one year after the Closing Date and unless a Demand Failure Event (as defined in the Arranger Fee Letter) in respect of the Bridge Loans has occurred or a bankruptcy event of default shall have occurred and be continuing, the consent of the Borrower shall be required with respect to any assignment (such consent not to be unreasonably withheld, delayed or conditioned) if, subsequent thereto, the Lead Arrangers (together with their respective affiliates) would hold, in the aggregate, less than 50.1% of the outstanding Bridge Loans. For any assignments for which the Borrower’s consent is required, such consent shall be deemed to have been given if the Borrower has not responded within ten business days of a request for such consent. Each assignment will be in an integral multiple of $1,000,000. Assignments will be by novation and will be subject to customary restrictions on eligible assignees to be agreed. The Lenders will be permitted to sell participations in loans without restriction upon five business days’ prior notice to the Borrower. Voting rights of participants shall be limited to matters in respect of (a) reductions of principal, interest or fees payable to such participant, (b) extensions of final maturity of, or dates for payment of interest on, the loans or commitments of such participant and (c) releases of all or substantially all of the value of the Bridge Guarantees. Notwithstanding anything to the contrary, in no event may Bridge Loans be assigned to, or participations in the Bridge Loans be sold to, any Disqualified Lender.

Exh. C-8 [[6412628]] Expenses and Indemnification: Consistent with the Senior Facilities Documentation. Governing Law: New York. Counsel to the Agent and Arranger: Cravath, Swaine & Moore LLP.

ANNEX I TO EXHIBIT C Annex I-1 [[6412628]] SUMMARY OF TERMS OF THE EXTENDED TERM LOANS Maturity: The Extended Term Loans will mature on the eighth anniversary of the Closing Date (the “Extended Maturity Date”). Interest Rate: The Extended Term Loans will bear interest at a rate per annum (the “Interest Rate”) equal to the Total Cap. Interest shall be payable in cash quarterly in arrears, on the Extended Maturity Date and on the date of any prepayment of the Extended Term Loans. Calculation of interest will be on the basis of actual days elapsed in a year of 360 days. Overdue principal and, to the extent permitted by applicable law, overdue interest and all other overdue amounts in respect of the Extended Term Loans will bear interest at the then- applicable rate plus 2.0% per annum. Covenants, Defaults and Mandatory Prepayments: Upon and after the Conversion Date, the covenants, mandatory prepayments (other than with respect to a change of control, with respect to which the provisions of the Bridge Loan Documentation will apply) and defaults which would be applicable to the Exchange Notes, if issued, will also be applicable to the Extended Term Loans in lieu of the corresponding provisions of the Bridge Loan Documentation, provided that the optional prepayment provisions applicable to the Bridge Loans shall remain applicable to the Extended Term Loans; provided, further, that the restricted payment builder capacity built-up under the Precedent Indenture will be included in the builder capacity for restricted payments under the Extended Term Loans.

ANNEX II TO EXHIBIT C Annex II-1 [[6412628]] SUMMARY OF TERMS OF THE EXCHANGE NOTES Issuer: The Borrower will be the issuer of the Exchange Notes and shall be referred to as the “Issuer”. Security: None. Maturity Date: The Exchange Notes will mature on the eighth anniversary of the Closing Date. Interest Rate: Each Exchange Note will bear interest at a rate per annum equal to the Total Cap. Interest will be payable in cash in arrears on a semi-annual basis. Default interest will be payable on demand. Overdue principal, and to the extent permitted by applicable law, overdue interest and all other overdue amounts in respect of the Exchange Notes shall bear interest at the then-applicable rate plus 1.0% per annum. Optional Redemption: Exchange Notes may not be redeemed by the Issuer prior to the third anniversary of the Closing Date except as set forth below. After the third anniversary of the Closing Date, the Exchange Notes may redeemed at the Issuer’s option, in whole or in part, at par plus accrued and unpaid interest to, but not including, the redemption date plus a premium equal to 50% of the coupon on such Exchange Note, which premium shall decline to 25% on the fourth anniversary of the Closing Date and to zero on the fifth anniversary of the Closing Date. Prior to the third anniversary of the Closing Date, the Exchange Notes may be redeemed at a make-whole price based on U.S. Treasury notes with a maturity closest to the third anniversary of the Closing Date plus 50 basis points. In addition, prior to the third anniversary of the Closing Date, up to 40% of the Exchange Notes may redeemed with proceeds from certain equity sales (to be defined) at a price equal to par plus the coupon of such Exchange Notes so long as at least 50% of the aggregate original principal amount of such Exchange Notes remain outstanding after giving effect to such redemption. Defeasance and Discharge Provisions: Customary defeasance provisions similar to those contained in the Precedent Indenture after giving effect to the Bridge Loan Documentation Principles.

Annex II-2 [[6412628]] Modification: Customary modification provisions similar to those contained in the Precedent Indenture after giving effect to the Bridge Loan Documentation Principles. Change of Control: The Issuer will be required to repurchase the Exchange Notes following the occurrence of a “change of control” (to be defined similar to the definition thereof contained in the Precedent Indenture after giving effect to the Bridge Loan Documentation Principles) at 101% of the outstanding principal amount thereof, plus accrued and unpaid interest to, but not including, the date of purchase. Covenants: The Indenture will include covenants similar to those contained in the Precedent Indenture after giving effect to the Bridge Loan Documentation Principles (but in any event no more restrictive, taken as a whole, than those applicable to the Acquisition Term Facility); provided, that the restricted payment builder capacity built-up under the Precedent Indenture will be included in the builder capacity for restricted payments under the Exchange Notes. Events of Default: The Indenture will provide for events of default similar to those contained in the Precedent Indenture after giving effect to the Bridge Loan Documentation Principles. Registration Rights: None.

EXHIBIT D Exh. D-1 [[6412628]] Project Fort $795,000,000 Senior Secured Incremental Term Facility $800,000,000 Senior Secured Incremental Revolving Facilities $750,000,000 Senior Unsecured Bridge Facility Summary of Additional Conditions Precedent The funding of the Facilities will be subject to the satisfaction (or waiver by each of the Commitment Parties) of the following conditions precedent, taking into account the Limited Conditionality Provisions and the Documentation Principles in all respects. Capitalized terms used but not defined in this Exhibit D shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit D is attached (the “Commitment Letter”), in the Commitment Letter or in the Existing Credit Agreement. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit D shall be determined by reference to the context in which it is used. 1. The Acquisition and the other Transactions shall have been, or substantially simultaneously with the closing of the Facilities shall be, consummated, in all material respects in accordance with the terms of the Acquisition Agreement (without any amendment, modification or waiver thereof or any consent thereunder which is materially adverse to the Lenders or the Commitment Parties, in their capacities as such, without the prior written consent of each of the Commitment Parties (such consent not to be unreasonably withheld, conditioned or delayed)); it being understood and agreed that (a) any reduction in the consideration for the Acquisition will be deemed not to be materially adverse to interests of the Lenders or the Commitment Parties, provided that any such reduction will be allocated on a pro rata basis between the Bridge Facility and the Acquisition Term Facility until the Bridge Facility has been reduced to $375,000,000, with any further reductions being allocated solely to reduce the Acquisition Term Facility until the Acquisition Term Facility has been reduced to $0, with any further reduction being applied to reduce the Delayed Draw Acquisition Term Facility, in each case, on a dollar-for-dollar basis and (b) any increase in the consideration for the Acquisition will be deemed not to be materially adverse to interests of the Lenders or the Commitment Parties if such increase is not funded with Indebtedness or Disqualified Equity Interests of the Company or any of its subsidiaries (it being understood and agreed that no purchase price, working capital or similar adjustment provisions set forth in the Acquisition Agreement as in effect on the Original Commitment Letter Date shall constitute a reduction or increase in the consideration for the Acquisition). 2. Subject to the Limited Conditionality Provisions, the Acquisition Agreement Representations shall be true and correct to the extent required by the Limited Conditionality Provisions and the Specified Representations shall be true and correct in all material respects (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the same shall be true and correct in all respects. 3. Since the date of the Acquisition Agreement, no “Material Adverse Effect” (as defined in the Acquisition Agreement as in effect on the Original Commitment Letter Date) shall have occurred and be continuing.

Exh. D-2 [[6412628]] 4. [Reserved.] 5. The Lead Arrangers shall have received (i) (A) the audited consolidated balance sheet of the Company and its subsidiaries for each of the Company’s three most recent fiscal years ended at least 90 days prior to the Closing Date and the related audited consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for those fiscal years and (B) the unaudited consolidated balance sheets and the related unaudited consolidated statements of income, comprehensive income, changes in equity and cash flows of the Company and its subsidiaries for each subsequent interim financial period (other than any fourth fiscal quarter) ended more than 45 days prior to the Closing Date (and the corresponding period of the prior fiscal year) and (ii) (A) the audited combined balance sheet of the Acquired Business for the two most recent fiscal years ended at least 90 days prior to the Closing Date and the related audited combined statements of income, stockholders’ equity and cash flows for those fiscal years, in each case, together with an “unqualified” audit opinion issued with respect to such audited financial statements by the Acquired Companies’ independent auditor and (B) the unaudited combined balance sheets and the related unaudited combined interim statements of income, stockholders’ equity and cash flows of the Acquired Business for each subsequent interim financial period (other than any fourth fiscal quarter) ended more than 45 days prior to the Closing Date (and the corresponding period of the prior fiscal year), in each case, prepared in accordance with U.S. GAAP. The Lead Arrangers acknowledge receipt of the financial statements of the Company for the periods ended December 31, 2023 and March 31, 2024. 6. The Lead Arrangers shall have received (i) unaudited pro forma statements of income of the Company and its subsidiaries (after giving effect to the Transactions as if the Transactions had occurred at the beginning of such period) for the most recent fiscal year of the Company for which audited consolidated financial statements are provided pursuant to clause (i)(A) of paragraph 5 above and for the most recent interim financial period of the Company for which unaudited consolidated financial statements are provided pursuant to clause (i)(B) of paragraph 5 above (and the corresponding prior year period), if any, and (ii) an unaudited pro forma balance sheet of the Company and its subsidiaries (after giving effect to the Transactions as if the Transactions had occurred on such date) as of the date of the most recent balance sheet of the Company provided pursuant to clause (i) of paragraph 5 above. For the avoidance of doubt, with respect to the Incremental Acquisition Facilities, it being understood that such pro forma financial statements need not be prepared in compliance with Regulation S-X under the Securities Act of 1933, as amended and need not include adjustments for purchase accounting. 7. With respect to the Incremental Acquisition Facilities, the Lead Arrangers shall have received all customary information regarding the Company, the Acquired Companies and their respective subsidiaries typically required to complete a confidential information memorandum for the Incremental Acquisition Facilities (together with the financial statements required to be delivered pursuant to paragraphs 5 and 6 above, the “Required Bank Information”). With respect to the Acquisition Term Facility, the Lead Arrangers shall have been afforded a period (the “Bank Marketing Period”) of at least 15 consecutive business days following receipt of the Required Bank Information to syndicate the Acquisition Term Facility; provided that (x) the Bank Marketing Period shall either be completed on or prior to August 16, 2024 or commence no earlier than September 3, 2024, (y) the days from November 27, 2024 through and including

Exh. D-3 [[6412628]] November 29, 2024 shall not be included when counting such 15 consecutive business day period (and the Bank Marketing Period need not be consecutive to the extent it would have otherwise included any of those days) and (z) the Bank Marketing Period shall either be completed on or prior to December 20, 2024 or commence no earlier than January 6, 2025. 8. The Lead Arrangers shall have received a certificate from the chief financial officer of the Company substantially in the form attached as Annex I to this Exhibit D (or such other form as the Lead Arrangers may reasonably agree) certifying that the Company and its subsidiaries, on a consolidated basis after giving effect to the Transactions, are solvent. 9. Subject to the Limited Conditionality Provisions, definitive documentation for the Facilities, in each case consistent with the terms of the Commitment Letter, the applicable Term Sheet and the applicable Documentation Principles, shall be executed and delivered by each Loan Party, and the Agent shall have received a notice of borrowing, customary legal opinions and officers’ certificates certifying as to (i) organizational documents, (ii) customary evidence of authorization and (iii) good standing certificates (where the concept is applicable) in jurisdictions of formation/organization, in each case of each Loan Party. 10. Subject to the Limited Conditionality Provisions, (i) each of the entities that comprise the Acquired Business that is required to become a Loan Party pursuant to the terms of the Existing Credit Agreement shall have executed and delivered a supplement to the Guarantee and Collateral Agreement in substantially the form attached as an exhibit thereto (or such other form as the Agent may reasonably agree) and (ii) all documents and instruments necessary to establish that the Agent will have a perfected security interest (subject to liens permitted under the Existing Credit Agreement) in the Collateral acquired in the Acquisition shall have been executed (to the extent applicable) and delivered to the Agent, and, if applicable, be in proper form for filing. 11. The Agent shall have received confirmation from the Company that the Company has delivered to the Administrative Agent under the Existing Credit Agreement the certificate required by Section 2.27(c)(i) of the Existing Credit Agreement. 12. With respect to the Bridge Facility, (a) one or more investment banks reasonably satisfactory to the Lead Arrangers (collectively, the “Investment Bank”) shall have been engaged to privately place the Notes and the Investment Bank shall have received (i) a customary preliminary offering document (an “Offering Document”) suitable for use in a customary “high-yield road show” relating to the Notes and in customary form for offering memoranda or private placement memoranda used in Rule 144A-for-life offerings of non- convertible debt securities, which contains or incorporates by reference all financial information (other than a “description of notes,” “risks related to the notes or other indebtedness” and “plan of distribution” or other information customarily provided by investment banks, their counsel or their advisors), including all audited financial statements required by paragraph 5 above (which, in the case of the Company, shall have been reviewed as provided in the procedures specified by the Public Company Accounting Oversight Board in AU 722 and, in the case of the Acquired Business, shall have been reviewed in accordance with the applicable procedures of the American Institute of Certified Public Accountants) and all appropriate pro forma financial statements for the periods set forth in paragraph 6 above, in each case, prepared in accordance with U.S. GAAP

Exh. D-4 [[6412628]] and prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended), and all other data customarily included (other than financial statements and other information required by Rule 3-09, 3-10, 3-16, 13-01 or 13-02 of Regulation S-X (and in each case any successor thereto), the compensation discussion and analysis or other information required by Item 402 of Regulation S-K or the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, and other information or financial data customarily excluded from a Rule 144A offering memorandum) (and you shall have no obligation to provide (x) any operating metrics and other information not reasonably available to or derivable by the Company under its current reporting systems or (y) information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon, or waive any privilege that may be asserted by the Company, unless any such information referred to in clause (x) or (y) above would be required to ensure that the Offering Document would not contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), and (ii) customary comfort letters (which shall also provide “negative assurance” comfort that is customary in the context of a transaction where the most recent financial statements are not more than 135 days old) from the independent accountants for each of the Company and the Acquired Companies and any other accountant to the extent financial statements audited or reviewed by such accountants are included in any Offering Document and (b) the Investment Bank shall have been afforded a period of at least 15 consecutive business days following receipt of an Offering Document including the information described in clause (a) to seek to place the Notes with qualified purchasers thereof; provided that (i) such period shall either be completed on or prior to August 16, 2024 or commence no earlier than September 3, 2024, (ii) the days from November 27, 2024 through and including November 29, 2024 shall not be included when counting such 15 consecutive business day period (and such period need not be consecutive to the extent it would have otherwise included any of those days) and (iii) such period shall either be completed on or prior to December 20, 2024 or commence no earlier than January 6, 2025. 13. The Agent and the Lead Arrangers shall have received, at least three business days prior to the Closing Date, (a) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and (b) if the applicable Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower, in each case of clauses (a) and (b), that has been reasonably requested in writing at least 10 business days in advance of the Closing Date. 14. All costs, fees, expenses (including without limitation legal fees and expenses) and other compensation contemplated by the Commitment Letter and the Fee Letters shall have been paid to the extent due and to the extent due and payable on the Closing Date (and, in the case of expenses, invoiced at least three business days prior to the Closing Date). 15. In the case of the Incremental Revolving Facilities, prior to or substantially concurrently with the initial funding or availability of the Facilities, the Refinancing shall be consummated.

ANNEX I TO EXHIBIT D Annex I-1 [[6412628]] [FORM OF] SOLVENCY CERTIFICATE UBS AG, Stamford Branch, as Administrative Agent 600 Washington Blvd. Stamford, CT 06901 [DATE] Ladies and Gentlemen: This Solvency Certificate (this “Solvency Certificate”) is delivered pursuant to Section [●] of the [insert description of agreement], dated as of [ ] (as amended, restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among [ ] (the “Company”), the Subsidiaries of the Company from time to time party thereto (together with the Company, the “Borrowers”), the lenders and issuing banks from time to time party thereto and UBS AG, Stamford Branch, as administrative agent (the “Administrative Agent”) and as collateral agent. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Agreement. The undersigned hereby certifies, in his capacity as the Chief Financial Officer of the Company and not in a personal capacity, as follows: (a) I am generally familiar with the businesses and assets of the Company and its Subsidiaries and am duly authorized to execute this Solvency Certificate on behalf of the Company pursuant to the Agreement. (b) On the date hereof, immediately after giving effect to the Transactions to occur on the Closing Date, including the making of each Loan to be made on the Closing Date and the application of the proceeds thereof, (i) the fair value of the assets of the Company and its Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, in each case on a consolidated basis; (ii) the present fair saleable value of the property of the Company and its Subsidiaries, in each case on a consolidated basis, will be greater than the amount that will be required to pay the probable liabilities on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Company and its Subsidiaries, in each case on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Company and its Subsidiaries, in each case on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date. In making the foregoing certifications, the undersigned has reviewed the Agreement and such other documents deemed relevant and made such other investigations and inquiries as the undersigned has deemed appropriate, to enable the undersigned to execute this Solvency Certificate on behalf of the Company.

Annex I-2 [[6412628]] IN WITNESS WHEREOF, the undersigned has caused this Solvency Certificate to be executed as of the date first set forth above. By: Name: Title: